As Filed With the Securities and Exchange Commission on April 8, 2004
                                                   Registration No. 333-________
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                  MIDNET, INC.
                 (Name of small business issuer in our charter)

                                    Delaware
         (State or other jurisdiction of incorporation or organization)


            4899                                         95-4735256
(Primary standard industrial                (I.R.S. Employer Identification No.)
classification code number)

                       Suite 300-1055 West Hastings Street
                         Vancouver, B.C. Canada V6E 2E9
                                 (604) 609-6188
          (Address and telephone number of principal executive offices)

                            Michael J. Morrison, Esq.
                         1495 Ridgeview Drive, Suite 220
                                 Reno, NV 89509
                                  775-827-6300
               (Name, address and telephone of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act"), check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registrant on statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                       CALCULATION OF REGISTRATION FEE(1)

================================================================================
     Title of class of
securities to be registered          Proposed maximum         Amount of
   and number of shares          aggregate offering price  Registration Fee
--------------------------------------------------------------------------------
Common Stock, par value $.0001         $13,317,705             $3,329.43
4,436,335 shares
--------------------------------------------------------------------------------
Total Registration Fee                                         $3,329.43
================================================================================
(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 (c).

Registrant hereby amends this registration statement on the date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act of 1933, or until the registration statement shall become effective on the date as the Commission, acting pursuant to said section 8(a), may determine.
================================================================================

INFORMATION   CONTAINED  HEREIN  IS  SUBJECT  TO  COMPLETION  OR  AMENDMENT.   A
REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL NOR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH THE OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY STATE.


                                  MIDNET, INC.

                        4,436,335 Shares of Common Stock


    The registration statement of which this prospectus is a part relates to the offer and sale of 4,436,335 shares of our common stock by the selling security holders.

    These securities involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. See "Risk Factors".

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

            The date of this preliminary prospectus is April 8, 2004.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Summary Information & Risk Factors                                            3
Use of Proceeds                                                              16
Determination of Offering Price                                              16
Dilution                                                                     16
Selling Security Holders                                                     17
Plan of Distribution                                                         19
Legal Proceedings                                                            21
Directors, Executive Officers, Promoters and Control Management              21
Security Ownership of Certain Beneficial Owners and Management               23
Description of Securities                                                    24
Interest of Named Experts and Counsel                                        27
Disclosure of Commission Position on Indemnification
  for Securities Act Liabilities                                             27
Description of Business                                                      28
Management's Discussion and Analysis or Plan of Operation                    35
Description of Property                                                      39
Certain Relationships and Related Transactions                               39
Market for Common Equity and Related Stockholder Matters                     40
Executive Compensation                                                       41
Financial Statements                                                         43
Changes in and Disagreements with Accountants on Accounting and
  Financial Disclosure                                                       44

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. WE ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION PROVIDED BY THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THIS PROSPECTUS.

                      SUMMARY INFORMATION AND RISK FACTORS

PROSPECTUS SUMMARY

    You should read carefully all information in the prospectus including its detailed information and the financial statements and their explanatory notes before making an investment decision.

    Our Company is in the development stage and we have produced nominal revenues.

THE OFFERING.

Securities Offered          4,436,335 shares of Common Stock.

Offering Price
Per Share                   $3.00

Offering The Shares are being offered by the selling securities holders.

Proceeds The Company will receive no proceeds from this offering.

Number of Shares            Before the Offering: 15,219,335 Shares of Common
Outstanding                 Stock. After the Offering: 15,219,335 Shares
                            of Common Stock (Does not give effect to the exercise of 465,000 Common Stock purchase warrants.)

FINANCIAL SUMMARY INFORMATION.

    Because this is only a financial summary, it does not contain all the financial information that may be important to you. You should also read carefully all the information in this prospectus, including the financial statements included in this prospectus and their explanatory notes.

Balance Sheet Data:       12/31/01       12/31/02       12/31/03
-------------------       --------       --------       --------
CASH                       $1,467        $    59        $ 67,074
TOTAL ASSETS               $1,943        $   535        $ 98,898
TOTAL LIABILITIES          $    0        $ 2,485        $140,678
STOCKHOLDERS'EQUITY        $1,943        $(1,950)       $(41,780)

                                  RISK FACTORS

AN INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING INFORMATION ABOUT CERTAIN OF THE RISKS OF INVESTING IN OUR COMMON STOCK, TOGETHER WITH OTHER INFORMATION CONTAINED IN THIS PROSPECTUS, BEFORE YOU DECIDE TO PURCHASE OUR COMMON STOCK.

FORWARD LOOKING STATEMENTS

The words "may," "will," "expect," "anticipate," "believe," "continue," "estimate," "project," "intend," and similar expressions used in this prospectus are intended to identify forward-looking statements. You should not place undue reliance on these forward-looking statements, which speak only as of the date made. We undertake no obligation to publicly release the result of any revision of these forward-looking statements to reflect events or circumstances after the date they are made or to reflect the occurrence of unanticipated events. You should also know that such statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions. Many of these risks and uncertainties are set forth below in the "RISK FACTORS" section of this prospectus. Should any of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may differ materially from those included within the forward-looking statements.

    Our forward-looking statements are subject to a variety of factors that could cause actual results to differ significantly from current beliefs and expectations. In addition to the risk factors identified under the captions below, the operation and results of our business are subject to risks and uncertainties identified elsewhere in this registration statement, as well as the following general risks and uncertainties:

     * general economic conditions in the geographic areas that are being targeted for communications services;
     * the ability to achieve and maintain market penetration and average per customer revenue levels sufficient to provide financial viability to our business; and
     * fluctuations in the actual and forecast demand for national, regional or global telecommunications services.

                         RISKS RELATED TO OUR OPERATIONS

OUR RIGHTS TO THE USE OF TELECOMMUNICATIONS FACILITIES AND TELECOMMUNICATIONS BANDWIDTH THAT MAKE UP OUR NETWORK MAY BE AFFECTED BY THE FINANCIAL HEALTH OF OUR FACILITY AND BANDWIDTH PROVIDERS.

    The majority of our planned network will be held by us through short-term and long-term leases, service agreements and/or irrevocable right of use agreements with various unrelated third-party providers who provide us with access to telecommunications facilities and bandwidth owned by them. A bankruptcy or financial collapse of one of these providers could result in a loss of our rights under such leases and agreements with the provider, which in turn could have a negative impact on the integrity of our network and ultimately on our results of operations.

WE MAY NOT BE ABLE TO CONTINUE TO CONNECT OUR NETWORK TO INCUMBENT OR COMPETITIVE LOCAL EXCHANGE CARRIERS' NETWORKS ON FAVORABLE TERMS.

    We must be party to interconnection agreements with incumbent carriers and certain independent carriers in order to connect our customers to The Middle Network. If we are unable to renegotiate or maintain interconnection agreements in all of our markets on favorable terms, it could adversely affect our ability to provide services in the affected markets. Increases in costs associated with telecommunications facilities and bandwidth could have a material adverse effect on our margins for our products and services. We may not be able to renegotiate or maintain access to bandwidth and telecommunications facility arrangements on favorable terms, which would impair our growth and performance.

IT IS EXPENSIVE AND DIFFICULT TO SWITCH NEW CUSTOMERS TO OUR NETWORK, AND LACK OF COOPERATION OF INCUMBENT OR COMPETITIVE LOCAL EXCHANGE CARRIERS CAN SLOW THE NEW CUSTOMER CONNECTION PROCESS.

    It is expensive and difficult for us to switch a new customer to our network because:

     * we may have to charge the potential customer certain one-time installation fees, and, that may act as a deterrent to becoming our customer, and
     * we require cooperation from carriers in instances where there is no direct connection between the customer and our network, which can complicate and add to the time that it takes to provision a new customer's service.

WE DEPEND ON OUR KEY PERSONNEL AND QUALIFIED TECHNICAL STAFF AND, IF WE LOSE THEIR SERVICES, OUR ABILITY TO MANAGE THE DAY-TO-DAY ASPECTS OF OUR BUSINESS AND COMPLEX NETWORK WILL BE WEAKENED. WE MAY NOT BE ABLE TO HIRE AND RETAIN QUALIFIED PERSONNEL, WHICH COULD ADVERSELY AFFECT OUR OPERATING RESULTS.

    We are highly dependent on the services of our management and other key personnel. The loss of the services of members of our senior executive management team or other key personnel could cause us to make less successful strategic decisions, which could hinder the introduction of new services or make us less prepared for technological or marketing problems, which could reduce our ability to serve our customers or lower the quality of our services. We believe that a critical component for our success will be the attraction and retention of qualified, professional technical and sales personnel. We may not be able to attract, develop, motivate and retain experienced and innovative personnel. If we fail to do so, there will be an adverse effect on our ability to generate revenue and operate our business.

THE OPERATION, ADMINISTRATION, MAINTENANCE AND REPAIR OF OUR SYSTEMS ARE SUBJECT TO RISKS THAT COULD LEAD TO DISRUPTIONS IN OUR SERVICES AND THE FAILURE OF OUR SYSTEMS TO OPERATE AS INTENDED FOR THEIR FULL DESIGN LIFE.

    Each of our systems is and will be subject to the risks inherent in large-scale, complex telecommunications systems. The operation, administration, maintenance and repair of our systems will require the coordination and integration of sophisticated and highly specialized hardware and software technologies and equipment located throughout the world. Our systems may not continue to function as expected in a cost-effective manner. The failure of the hardware or software to function as required could render The Middle Network unable to perform at design specifications.

    We cannot provide any assurances as to the actual useful life of any of the technical systems used in The Middle Network. A number of factors will ultimately affect the useful life of each of our systems, including, among other, quality of construction, unexpected damage or deterioration and technological or economic obsolescence.

    Interruptions in service or performance problems, for whatever reason, could undermine confidence in our services and cause us to lose customers or make it more difficult to attract new ones. In addition, because many of our services are critical to our customers' businesses, a significant interruption in service could result in lost profits or other loss to customers. Although we attempt to disclaim liability for these losses in our service agreements, a court might not enforce a limitation on liability, which could expose us to financial loss. In addition, we expect to provide some of our customers with guaranteed service level commitments. If we are unable to meet these guaranteed service level commitments for whatever reason, we may be obligated to provide our customers with credits, generally in the form of free service for a short period of time, which could negatively affect our operating results.

THE FAILURE OF OUR BUSINESS AND OPERATIONS SUPPORT SYSTEMS TO PERFORM AS WE EXPECT COULD IMPAIR OUR ABILITY TO RETAIN CUSTOMERS AND OBTAIN NEW CUSTOMERS, OR PROVISION THEIR SERVICES, OR RESULT IN INCREASED CAPITAL EXPENDITURES, WHICH WOULD ADVERSELY AFFECT OUR REVENUES OR CAPITAL RESOURCES.

    Our operations support systems are an important factor in our success. Critical information systems used in daily operations will be used to perform sales and order entry, provisioning, billing and accounts receivable functions, and cost of service verification and payment functions. If any of these systems fail or do not perform as expected, it would adversely affect our ability to process orders and provision sales, and to bill for services efficiently and accurately, all of which could cause us to suffer customer dissatisfaction, loss of business, loss of revenue or the inability to add customers on a timely basis, any of which would adversely affect our revenues. In addition, system failure or performance issues could have an adverse impact on our ability to effectively audit and dispute invoicing and provisioning data provided by service providers from whom we lease facilities. Furthermore, processing higher volumes of data or the increased automation system features could result in system breakdowns and delays and additional unanticipated expense to remedy the defect or to replace the defective system with an alternative system.

WE HAVE NOT DEVELOPED ANY EFFECTIVE DISTRIBUTION CHANNELS FOR OUR SERVICES WHICH ARE NECESSARY TO GENERATE REVENUE

    We market our services through in-house personnel. In most instances, we utilize performance demonstrations as part of our sales process.

      In addition, our future marketing plans include:

     * establishing of service brand recognition through customers with extensive use of the internet
     *    active participation in industry trade shows
     * extensive public relations efforts directed at target market trade press

    Our success will depend, in part, upon our marketing efforts to effectively establish distribution channels and we may not have the resources or ability to sustain these efforts or generate any meaningful sales.

WE DEPEND ON OUR EXECUTIVE OFFICERS AND MAY NEED ADDITIONAL MARKETING AND TECHNICAL PERSONNEL TO SUCCESSFULLY MARKET OUR PRODUCT. WE CAN NOT GUARANTEE THAT WE WILL BE ABLE TO SUCCESSFULLY RETAIN OR ATTRACT SUCH PERSONS.

      Since we are a small company, a loss of one or more of our current officers and/or significant employees could severely and negatively impact our operations. We have employment contracts with all of our current officers and significant employees.

      Although these employment contracts do not prevent such persons from resigning, they do contain non-compete clauses that are intended to prevent these persons from working for a competitor within two years after leaving our Company. The market for such persons remains competitive and our limited financial resources may make it more difficult for us to recruit and retain qualified persons.

INTELLECTUAL PROPERTY AND PROPRIETARY RIGHTS OF OTHERS COULD PREVENT US FROM USING NECESSARY TECHNOLOGY.

    While we do not believe there exists any technology patented by others, or other intellectual property owned by others, that is necessary for us to provide our services and has not been licensed by us, there can be no assurances in this regard. If there is intellectual property that is owned by others for which we have no license, we would have to negotiate such a license for the use of that property. We may not be able to negotiate such a license at a price that is acceptable. This could force us to cease offering products and services incorporating such property, thereby adversely affecting operating results.

OUR COSTS MAY SIGNIFICANTLY INCREASE IF THE GNU GENERAL PUBLIC LICENSE AND SIMILAR LICENSES ARE NOT ENFORCEABLE.

    Many software applications and network technologies used in our business and operations support systems have been developed and licensed under the GNU General Public License and similar open source licenses. These licenses state that any program licensed under them may be liberally used, copied, modified and distributed. The GNU General Public license is a subject of litigation in the case of The SCO Group, Inc. v. International Business Machines Corp., pending in the United States District Court for the District of Utah. It is possible that a court would hold these licenses to be unenforceable in that litigation or that someone could assert a claim for proprietary rights in a program developed and distributed under these licenses. Any ruling by a court that these licenses are not enforceable, or that open source network technologies or any software made available under the GNU General Public license, or significant portions of them, may not be liberally used, copied, modified or distributed, could significantly increase our costs or otherwise adversely affect our operations because we use software that is based on the GNU General Public License and is currently free.

PHYSICAL SPACE LIMITATIONS IN OFFICE BUILDINGS AND LANDLORD DEMANDS FOR FEES OR REVENUE SHARING COULD LIMIT OUR ABILITY TO CONNECT CUSTOMERS TO OUR NETWORKS AND INCREASE OUR COSTS.

    In some circumstances, connecting a customer who is a tenant in an office building to our network may require the installation of in-building cabling through the building's risers from the customer's office to our fiber in the street or building equipment room, or our antenna on the roof. In some office buildings, particularly the premier buildings in the largest markets, the risers are already close to their maximum physical capacity due to the entry of competitive carriers into the market. Direct connections may require us to obtain access to rooftops from building owners. Moreover, the owners of these buildings are increasingly requiring telecommunications service providers to pay fees or otherwise share revenue as a condition of access to risers and rooftops. We may be required to pay fees to access buildings, particularly for buildings located in larger markets, which would reduce our operating margins.

OUR INTERNATIONAL OPERATIONS MAY FACE POLITICAL, LEGAL AND OTHER RISKS FROM OUR OPERATIONS IN FOREIGN JURISDICTIONS.

    We expect to derive a substantial portion of our revenue from international operations and expect to have substantial physical assets in several jurisdictions along our routes, including countries in Latin America and Western Europe. In addition, we expect to lease capacity and obtain services from carriers in those and other regions. As a result our business is subject to particular risks from operating in these areas, including:

     * uncertain and rapidly changing political and economic conditions, including the possibility of civil unrest, vandalism affecting cable assets, terrorism or armed conflict;
     *    unexpected changes in regulatory environments and trade barriers;
     * exposure to different legal and regulatory standards; and * difficulties in staffing and managing operations consistently through our several operating areas.

    In addition, managing operations in multiple jurisdictions may further strain our ability to manage growth.

MANY OF OUR CUSTOMERS DEAL PREDOMINANTLY IN FOREIGN CURRENCIES, SO WE MAY BE EXPOSED TO EXCHANGE RATE RISKS AND OUR NET INCOME OR LOSS MAY SUFFER DUE TO CURRENCY FLUCTATIONS.

    Many of our current and prospective customers that derive their revenue in currencies other than U.S. dollars will be invoiced by us in U.S. dollars. The obligations of customers with substantial revenue in foreign currencies may be subject to unpredictable and indeterminate increases in the event that such currencies depreciate in value relative to the U.S. dollar. Furthermore, such customers may become subject to exchange control regulations restricting the conversion of their revenue currencies into U.S. dollars. In either event, the affected customers may not be able to pay us in U.S. dollars. In addition, where we invoice for our services in currencies other than U.S. dollars, our net income or loss may suffer due to currency translations in the event that such currencies depreciate relative to the U.S. dollar and we do not elect to enter into currency hedging arrangements in respect of those payment obligations. Declines in the value of foreign currencies relative to the U.S. dollar could adversely affect our ability to market our services to customers whose revenues are denominated in those currencies. On the other hand, significant increases in the value of foreign currencies relative to the U.S. dollar could adversely affect our ability to access telecommunications bandwidth and facilities at the projected costs and therefore may have a material adverse effect on our margins for our products and services and/or ability to provide services to current and prospective customers.

                  RISKS RELATED TO COMPETITION AND OUR INDUSTRY

THE PRICES FOR TELECOMMUNICATIONS SERVICES HAVE BEEN DECREASING, AND WE EXPECT THAT SUCH DECREASES WILL CONTINUE OVER TIME, THUS REDUCING OUR ANTICIPATED REVENUES AND ANY MARGIN OF PROFIT WE MAY REALIZE.

    We expect price decreases in our industry to continue as demand increases for transmission capacity on existing and new networks. Accordingly, our historical revenues will not be indicative of future revenues based on comparable traffic volumes. If the prices for our services decrease for whatever reason and we are unable to increase volumes through additional services or otherwise, our operating results would be adversely affected.

TECHNOLOGICAL ADVANCES AND REGULATORY CHANGES ARE ERODING TRADITIONAL BARRIERS BETWEEN FORMERLY DISTINCT TELECOMMUNICATIONS MARKETS, WHICH COULD INCREASE COMPETITION AND PUT DOWNWARD PRESSURE ON PRICES, THUS REDUCING OUR ANTICIPATED REVENUES AND ANY MARGIN OF PROFIT WE MAY REALIZE.

    New technologies, such as voice-over-IP, and regulatory changes, particularly those permitting incumbent local telephone companies to provide long distance services, are blurring the distinctions between traditional and emerging telecommunications markets. In addition, the increasing importance of data services has focused the attention of most telecommunications companies on this growing sector. As a result, a supplier to the Company is potentially a competitor , which could impair our prospects, put downward pressure on prices and adversely affect our operating results.

    We face potential competition in each of our markets from the incumbent carrier in that market and from recent market entrants, including long distance carriers seeking to enter, reenter or expand entry into the local exchange marketplace and incumbent carriers seeking to enter into the long distance market as they are granted the regulatory authority to do so. This potential competition places downward pressure on prices for data services, which can adversely affect our operating results. In addition, we could face competition from other companies, such as other competitive carriers, cable television companies, microwave carriers, wireless telephone system operators and private networks built by large end-users. If we are not able to compete effectively with these industry participants, our operating results would be adversely affected.

MANY OF OUR POTENTIAL COMPETITORS HAVE SUPERIOR RESOURCES, WHICH COULD PLACE US AT A COST AND PRICE DISADVANTAGE.

    Many of our potential competitors may have significant competitive advantages, including greater market presence, name recognition and financial, technological and personnel resources, superior engineering and marketing capabilities, and significantly larger installed customer bases. As a result, some of our potential competitors can raise capital at a lower cost than we can, and they may be able to adapt more swiftly to new or emerging technologies and changes in customer requirements. In addition, potential competitors may take advantage of acquisition and other opportunities more readily, and devote greater resources to the development, marketing and sale of products and services than we can. Also, our potential competitors' greater brand name recognition may require us to price our services at lower levels in order to win business and their financial advantages may give them the ability to reduce their prices for an extended period of time if they so choose.

OUR SELECTION OF TECHNOLOGY COULD PROVE TO BE INCORRECT, INEFFECTIVE OR UNACCEPTABLY COSTLY, WHICH WOULD LIMIT OUR ABILITY TO COMPETE EFFECTIVELY.

    The telecommunications industry is subject to rapid and significant changes in technology. Most technologies and equipment that we use or will use, including wireline and wireless transmission technologies, circuit and packet switching technologies, multiplexing technologies, data transmission technologies, including the Sonet, SDH, MPLS, DSL, ATM and IP technologies, and server and storage technologies may become obsolete. If we do not replace or upgrade technology and equipment that becomes obsolete, we will be unable to compete effectively because we will not be able to meet the expectations of our customers, which could cause our results to suffer.

    The introduction of new technologies may reduce the cost of services similar to those that we plan to provide. As a result, our most significant potential competitors in the future may be new entrants to the telecommunications industry or existing providers that upgrade equipment with new technologies. These providers may not be burdened by an installed base of outdated equipment and, therefore, may be able to more quickly respond to customer demands.

    Additionally, the markets for data and Internet-related services are characterized by rapidly changing technology, evolving industry standards, changing customer needs, emerging competition and the frequent introduction of new products and services. The future success of our proposed data services business will depend, in part, on our ability to accomplish the following in a timely and cost-effective manner:

     * effectively use leading technologies and update or convert from existing technologies and equipment;
     *    continue to develop technical expertise;
     *    develop new services that meet changing customer needs; and
     * influence and respond to emerging industry standards and other technological changes.

    Our pursuit of necessary technological advances may require substantial time and expense. Moreover, in the course of our business we must make choices regarding technology based on our understanding of technological trends. If the technology choices we make prove to be incorrect, ineffective or unacceptably costly, our ability to meet our customers' demands for existing and future telecommunications services could be impaired, which would adversely affect our growth and operating results.

CHANGES IN REGULATORY ENVIRONMENTS MAY REQUIRE US TO OBTAIN AND MAINTAIN A NUMBER OF GOVERNMENTAL LICENSES AND PERMITS, WHICH COULD BE AN EXPENSIVE AND TIME-CONSUMING PROCESS, AND THERE IS NO ASSURANCE WE WILL OBTAIN OR MAINTAIN THE LICENSES OR PERMITS, THUS PLACING OUR PROPOSED BUSINESS AT RISK.

    Our operations are currently not subject to regulation in the United States and Canada, the countries where we intend to commence our operations. However, changing regulatory environments may require us to obtain and maintain a number of governmental licenses and permits in the future. If we fail to comply with those regulatory requirements or fail to obtain and maintain those licenses and permits, we may not be able to conduct our business. Moreover, those regulatory requirements could change in a manner that significantly increases our costs, time to obtain the licenses or permits or otherwise may adversely affect our proposed operations.

     * Our interstate and international operations in the United States are governed by the Communications Act of 1934, as amended by the Telecommunications Act of 1996 ("Telecom Act"). There are several ongoing proceedings at the FCC and in the federal courts regarding the implementation of various aspects of the Telecom Act. The outcomes of these proceedings may affect the manner in which we are permitted to provide our services in the United States and may have a material adverse effect on our operations.
     * The intrastate activities of local telephone service companies are regulated by the states in which they do business. A number of states in which we expect to operate are conducting proceedings related to the provision of services in a competitive telecommunications environment. These proceedings may affect the manner in which we are permitted to provide our services in one or more states and may have a material adverse effect on our operations.
     * Our operations outside the United States are governed by the laws of the countries in which we operate. The regulation of telecommunications networks and services outside the United States varies widely. In some countries, the range of services that we are legally permitted to provide may be limited. In other countries, existing telecommunications legislation is in the process of development, is unclear or inconsistent, or is applied in an unequal or discriminatory fashion, or inadequate judicial, regulatory or other forums are available to address these inadequacies or disputes. Our inability or failure to comply with the telecommunications laws and regulations of one or more of the countries in which we operate could result in the temporary or permanent suspension of operations in one or more countries. We also may be prohibited from entering certain countries at all or from providing all of our services in one or more countries. In addition, many of the countries in which we operate are conducting regulatory or other proceedings that will affect the implementation of their telecommunications legislation. We cannot be certain of the outcome of these proceedings. These proceedings may affect the manner in which we are permitted to provide our services in these countries and may have a material adverse effect on our operations.
     * In the ordinary course of constructing our networks and providing our services we may be required to obtain and maintain a variety of telecommunications and other licenses and authorizations in the countries in which we operate. We also may have to comply with a variety of regulatory obligations. Our failure to obtain or maintain necessary licenses and authorizations, or to comply with the obligations imposed upon license-holders in one or more countries, may result in sanctions, including the revocation of authority to provide services in one or more countries.
     * The regulatory requirements to which we are subject could change in a manner that significantly increases our costs or otherwise adversely affects our operations.

ATTEMPTS TO LIMIT THE BASIC COMPETITIVE FRAMEWORK OF THE TELECOM ACT COULD INTERFERE WITH THE SUCCESSFUL IMPLEMENTATION OF OUR BUSINESS PLAN.

    Successful implementation of our business plan is predicated on the assumption that the basic framework for competition in the local exchange services market established by the Telecom Act will remain in place. We expect that there will be attempts to modify, limit or eliminate this basic framework through a combination of federal legislation, new rulemaking proceedings by the

FCC and challenges to existing and proposed regulations by the Regional Bell operating companies ("RBOCs"). It is not possible to predict the nature of any such action or its impact on our business and operation, though the effect of certain changes could be material.

POTENTIAL REGULATION OF INTERNET SERVICE PROVIDERS COULD ADVERSELY AFFECT OUR OPERATIONS BY PLACING UNFORSEEN RESTRICTIONS ON OUR PROJECTED USE OF PRIVATE NETWORKS.

    The FCC has to date treated Internet service providers as enhanced service providers. Enhanced service providers are currently exempt from federal and state regulations governing common carriers, including the obligation to pay access charges and contribute to the universal service funds. The FCC is currently examining the status of Internet service providers and the services they provide. If the FCC were to determine that Internet service providers, or the services they provide, are subject to FCC regulation, including the payment of access charges and contribution to the universal service funds, it could affect the Company by association and significantly increase our cost structure and have a material adverse effect on our business.

WE DEPEND ON THIRD PARTIES FOR MANY FUNCTIONS. IF THE SERVICES OF THOSE THIRD PARTIES BECOME UNAVAILABLE TO US, WE MAY NOT BE ABLE TO CONDUCT OUR BUSINESS.

    We depend and will continue to depend upon third parties to:

     * construct and/or upgrade some of our systems and provide equipment and maintenance;
     * provide access to a number of origination and termination points of our systems in various jurisdictions; and
     * provide terrestrial and subsea capacity and services to our customers through contractual arrangements.

    We cannot provide any assurances that third parties will perform their contractual obligations or that they will not be subject to political or economic events which may have a material adverse effect on their ability to provide us with necessary services. If they fail to perform their obligations, or if any of these relationships are terminated and we are unable to reach suitable alternative arrangements on a timely basis, we may not be able to conduct our business.

POWER OUTAGES AND ROLLING BLACKOUTS MAY ADVERSELY AFFECT OUR BUSINESS AND OPERATIONS.

    On August 14, 2003, eight states and southern Canada experienced a widespread power outage after extreme energy fluctuations in the power grid. California experienced rolling power outages and brownouts in the San Francisco Bay Area in the year 2000 and in Los Angeles County in March and May of 2001 due to shortages of energy supply in the affected areas. Although we make every reasonable effort to protect The Middle Network from power outages, we have no control over where, when and for how long such power outages may occur and whether such outages exceed the capacity of our protection or the capacity of telecommunications bandwidth and facilities providers that provide services to us. Hence, power outages may impact The Middle Network and our business and operations support systems in a manner that disrupts our operations and have a material adverse effect on our business.

TERRORIST ATTACKS AND OTHER ACTS OF VIOLENCE OR WAR MAY ADVERSELY AFFECT THE FINANCIAL MARKETS AND OUR BUSINESS AND OPERATIONS.

    As a result of the September 11, 2001 terrorist attacks and subsequent events, there has been considerable uncertainty in world financial markets. These events and concerns about future terrorist attacks could lead to volatility or illiquidity in world financial markets. They could cause consumer confidence and spending to decrease or otherwise adversely affect the economy. These events could adversely affect our business and our ability to obtain financing on favorable terms.

    Future terrorist attacks against the United States or other countries in which we expect to operate are possible. Since telecommunications networks and equipment may be considered critical infrastructure, it is possible that our physical facilities or network control systems could be the target of such attacks, or that such attacks could impact other telecommunications companies in a manner that disrupts our operations. Any of these occurrences could materially adversely affect our business.

OUR COMPANY HAS NO HISTORY OF EARNINGS AND UNCERTAIN FUTURE EARNINGS.

    To date, the Company has not engaged in any business or operations and has generated little revenues. There is no assurance it will generate any revenues from its proposed operations, or if it does, that such revenues, if any, will be sufficient to sustain operations.

OUR CHANCES FOR SUCCESS ARE REDUCED BECAUSE WE ARE AN EARLY STAGE COMPANY WITH REGARD TO OUR PROPOSED BUSINESS OPERATION.

      In recent years we have been inactive and have generated nominal revenues. We have a limited operating history. Accordingly, we are subject to all the risks and challenges associated with the operation of a new enterprise, including inexperience, lack of a track record, difficulty in entering the targeted market place, competition from more established businesses with greater financial resources and experience, an inablity to attract and retain qualified personnel (including, most importantly, sales and marketing personnel) and a need for additional capital to finance our marketing efforts and intended growth. We cannot assure you that we will be successful in overcoming these and other risks and challenges that we face as a new business enterprise.

WE NEED SUBSTANTIAL ADDITIONAL FINANCING TO EXECUTE OUR BUSINESS PLAN WHICH MAY NOT BE AVAILABLE. IF WE ARE UNABLE TO RAISE ADDITIONAL CAPITAL, WE MAY NOT BE ABLE TO CONTINUE OPERATIONS.

      We need substantial additional capital to expand our marketing and sales efforts. Our current resources are expected to fund operations through March 2005. We cannot offer assurances that any additional funds will be raised when we require them or that the Company will be able to raise funds on suitable terms. Failure to obtain such financing when needed could delay or prevent the Company's planned development and expansion, which could adversely affect the Company's business, financial condition and results of operations. If additional capital is raised through the sale of additional equity or convertible securities, dilution to the Company's stockholders is likely to occur.

THE COMPANY'S CASH FLOW COULD BE LOWER THAN ANTICIPATED DUE TO SLOWER THAN EXPECTED CUSTOMER ACCEPTANCE.

    The Company has generated no cash flow and there is no assurance its proposed services will be accepted by anticipated customers, or that any such customers will accept the services at a time and in a manner that will produce revenues for the Company as and when required for operations.

PROTECTION OF THE COMPANY'S INTELLECTUAL PROPERTY IS LIMITED.

    The Company has only applied for protection of its name as a service mark through the U.S. Patent & Trademark Office. There is no assurance a service mark will be granted or that the Company will be able to successfully defend its service mark if contested or infringed upon.

RISKS RELATED TO OUR COMMON STOCK

      WE HAVE ISSUED WARRANTS TO PURCHASE OUR COMMON STOCK, AND IF ALL OF THE WARRANTS ARE EXERCISED, IT WILL RESULT IN ADDITIONAL DILUTION TO THE OWNERSHIP INTERESTS OF OUR EXISTING SHAREHOLDERS.

    As of the date of this prospectus, we have 15,219,335 shares of common stock outstanding. Up to an additional 465,000 shares are issuable upon the exercise of the warrants held by Warrant Holders described herein. The Warrants are exercisable at US$.75 per share. The exercise of all of these warrants will increase our shares outstanding to 15,684,400 and further dilute the ownership interests of our existing shareholders. In addition, any holder of Warrants will have the right, upon exercise, to demand that we register the shares of restricted Common Stock issued upon exercise through the filing of a Form SB-2, all at our expense. The Warrants expire on December 19, 2004.

      THE TRADING PRICE OF OUR COMMON STOCK AND OUR ABILITY TO RAISE ADDITIONAL FINANCING MAY BE ADVERSELY AFFECTED BY THE INFLUX INTO THE MARKET OF THE SUBSTANTIAL NUMBER OF SHARES COVERED BY THIS PROSPECTUS.

      This prospectus covers the public sale of 4,436,335 shares of our common stock. This significant increase in the number of shares available for public sale may have a negative impact on the trading price of our shares. The number of shares covered by this prospectus represents approximately 29% of our total outstanding shares, assuming all of the Warrants are exercised. The exercise of the 465,000 Warrants will provide us with up to approximately $348,750 in additional working capital. To the extent that this influx of shares into the public market or other factors reduce the trading price of our common stock to below the exercise price, it is unlikely that the Warrants would be exercised. In such event, we would not be receiving the aforementioned sum up to $348,750 for our working capital needs. If we do not receive these proceeds from exercise of the outstanding Warrants, we cannot assure you that we will be able to secure additional or alternate financing on satisfactory terms, or at all.

THE COMPANY'S STOCK PRICE MAY BE VOLATILE.

    In recent years and months, the U.S. stock market has experienced significant price and volume fluctuations. These fluctuations, which are often unrelated to the operating performances of specific companies, have had a substantial effect on the market price of stocks, particularly stocks like the Company's. It is also possible that the Company's operating results will not meet the expectations of its public market analysts, which could have an adverse effect on the trading price of its common shares. Accordingly, the market price for the Company's Common Stock may fluctuate substantially.

THE COMPANY DOES NOT PLAN TO PAY DIVIDENDS.

    The Company has not yet realized positive net income and has not, since incorporation, paid dividends. The Company expects to use any earnings to fund its ongoing operations and to fund anticipated future network and market development.

WE HAVE A MINIMAL TRADING HISTORY FOR OUR COMMON STOCK, AND THIS MAY RESULT IN POSSIBLE STOCK PRICE VOLATILITY.

    The Company's Common Stock is currently traded on the OTC Bulletin Board under the symbol "MIDX". Prior to March 25, 2004, it was traded under the symbol "TUGB". The stock has only been traded since October 2003.

    The market price of the Company's Common Stock could fluctuate substantially due to a variety of factors, including market perception of its ability to achieve its planned growth, the trading volume in its Common Stock, changes in general conditions in the economy, the financial markets or other developments affecting the Company or its potential competitors. In addition, the stock market is subject to extreme price and volume fluctuations. This volatility has had a significant effect on the market prices of securities issued by many companies for reasons unrelated to their operating performance.

PENNY STOCK REGULATIONS MAY LIMIT THE POTENTIAL PURCHASERS OF OUR STOCK IN THE MARKET.

    Broker-dealer practices in connection with transactions in "Penny Stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission (the "SEC" or the "Commission"). Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on NASDAQ provided that current price and volume information with respect to transactions in such securities is provided by the exchange or trading system).

    The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in connection with the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. The Company's securities are presently subject to the penny stock rules, and, as a result, investors may find it more difficult to sell its securities.

                                 USE OF PROCEEDS

    We will not receive any proceeds from the sale of common stock by the selling security holders. We will, however, receive the exercise price of the Warrants held by certain Warrant holders on those Warrants that are exercised. We expect to use the proceeds of any such sales for general working capital purposes in our day-to-day operations. While we regularly evaluate possibilities for the use of funds which may be raised as a part of our long-term business strategy, we do not at the present time have any specific arrangements, agreements or understandings with respect to any such funds in the event any or all of the outstanding Warrants are exercised.

                         DETERMINATION OF OFFERING PRICE

    Not applicable. The selling security holders will be able to determine the price at which they sell their securities.

                                    DILUTION

    Not applicable. We are not registering any unissued shares in this registration statement.

                            SELLING SECURITY HOLDERS

    The securities are being sold by the selling security holders named below. The table indicates that all the securities will be available for resale after the offering. However, any or all of the securities listed below may be retained by any of the selling security holders, and therefore, no accurate forecast can be made as to the number of securities that will be held by the selling security holders upon termination of this offering. We believe that the selling security holders listed in the table have sole voting and investment powers with respect to the securities indicated. We will not receive any proceeds from the sale of the securities.

                                     Beneficial(2)                 Maximum         Beneficial
                                      Ownership                  Number of         Ownership
                                   Before Offering              Shares Being    After Offering(4)
Name(1)                       Shares           Percent(3)         Offered        Shares/Percent
-------                       ------           ----------         -------        --------------
Rob Buckley                   30,600          Less than 1%         30,600               0
Rosemarie C. Manzano           3,672          Less than 1%          3,672               0
Sharon L. VanViersen           6,120          Less than 1%          6,120               0
Blair W. MacDonald            12,240          Less than 1%         12,240               0
Cathie Stewart                 1,591          Less than 1%          1,591               0
Deanna Ewen                    6,120          Less than 1%          6,120               0
Mary O'Grady                   6,120          Less than 1%          6,120               0
Mithles Kumar                  2,448          Less than 1%          2,448               0
Cynthia Davidson               1,224          Less than 1%          1,224               0
Louis Kish                    30,600          Less than 1%         30,600               0
Eric Kunz                     30,600          Less than 1%         30,600               0
Logic's Consulting Inc.      300,000                  1.7%        300,000               0
Jeffrey Rogoway               50,000          Less than 1%         50,000               0
Warren Thefeld                87,000          Less than 1%         87,000               0
Brock Howard                 125,000          Less than 1%        125,000               0
Sam Patterson                 40,000          Less than 1%         40,000               0
Paul Gauthier                 70,000          Less than 1%         70,000               0
Troy Cave                     65,000          Less than 1%         65,000               0
Ken Stern                     34,000          Less than 1%         34,000               0
Art Kasseberi                 33,000          Less than 1%         33,000               0
Frank Ksiazek                 20,000          Less than 1%         20,000               0
Rolf Schiller                 33,000          Less than 1%         33,000               0
Juan Barandiaran              45,000          Less than 1%         45,000               0
Fiona Marshall White           8,000          Less than 1%          8,000               0
Roger B. Jones                 2,500          Less than 1%          2,500               0
Ivor Day                       2,500          Less than 1%          2,500               0
Joanne Coulson                12,000          Less than 1%         12,000               0
Neal G. Clarance               8,000          Less than 1%          8,000               0
Christopher Gehry              6,750          Less than 1%          6,750               0
Kassandra Gehry                4,000          Less than 1%          4,000               0
Dan Naida                      3,100          Less than 1%          3,100               0
Jennifer Kardynal              1,000          Less than 1%          1,000               0
David Sudbury                  5,500          Less than 1%          5,500               0
Harvey Weiss                   2,000          Less than 1%          2,000               0
Cary Weiss                     3,334          Less than 1%          3,334               0
SCH Holdings Ltd.              6,416          Less than 1%          6,416               0
3049924 Nova Scotia            5,250          Less than 1%          5,250               0
Alta Painting and
Contracting Ltd               12,000          Less than 1%         12,000               0

                                       17

Reimar Kroecher                5,550          Less than 1%          5,550               0
Avi Rappaport                 25,000          Less than 1%         25,000               0
Esmat Tashakorion             30,000          Less than 1%         30,000               0
Gary Feldman                  20,000          Less than 1%         20,000               0
Zohrab Toroyan                20,000          Less than 1%         20,000               0
Naftaley Elias                20,000          Less than 1%         20,000               0
Arie Levin                    50,000          Less than 1%         50,000               0
Seirra Bravo                  27,000          Less than 1%         27,000               0
Paul Wenhe                    27,000          Less than 1%         27,000               0
Bob Wyatt                     47,000          Less than 1%         47,000               0
Andreu Bruno                 132,000          Less than 1%        132,000               0
Art Sagerian                  27,000          Less than 1%         27,000               0
Professional
Traders  Fund LLC            100,000          Less than 1%        100,000               0
Samuel Mirchi                 20,000          Less than 1%        20,000                0
Tom Locke                    100,000          Less than 1%        100,000               0
Robert Mackay                 15,000          Less than 1%         15,000               0
Jason Peltier                660,000                  3.8%        660,000               0
Thomas Tamburello            675,000                  3.8%        675,000               0
Dandi Holec                  650,000                  3.8%        650,000               0
Adam Jacons                  670,000                  3.8%        670,000               0
                           ---------                            ---------
       Total               4,436,335                            4,436,335
                           =========                            =========

----------
(1) None of the selling security holders have, or ever had, any material rela-tionship with our corporation, its officers, directors or other shareholders, or any of our corporation's predecessors and/or affiliates, except for (a) Kassandra Gehry, who is a key employee of the Company, the sister of Tilo Kunz (an officer, director and principal shareholder of our Company) and owns 4,000 shares of Common Stock, and her husband, Christopher Gehry, who owns 6,750 shares, all being registered for sale in this registration statement; (b) Eric Kunz, who is the father of Tilo Kunz and owns 30,600 shares of Common Stock being registered for sale in this registration statement; and Tom Locke, an officer of our Company, who owns 100,000 shares of Common Stock being registered for sale in this registration statement.
(2) The securities "beneficially owned" by an individual are determined in accordance with the definition of "beneficial ownership" set forth in the regulations promulgated under the Securities Exchange Act of 1934 and, accordingly, may include securities owned by or for, among others, the spouse and/or minor children of an individual and any other relative who has the same home as such individual, as well as, other securities as to which the individual has or shares voting or investment power or which each person has the right to acquire within 60 days through the exercise of options or otherwise. Beneficial ownership may be disclaimed as to certain of the securities. Unless otherwise indicated, this table has been prepared based on 15,219,400 shares of common stock outstanding as of March 31, 2004, and assuming the exercise of all the outstanding warrants.
(3) Based on a total of 15,684,400 shares outstanding, which assumes exercise of the 465,000 warrants outstanding and issuance of 465,000 shares.
(4)  Assumes the sale of all shares offered by Selling Security Holder.

    We intend to seek qualification for sale of the securities in those states where the securities will be offered. That qualification is necessary to resell the securities in the public market and only if the securities are qualified for sale or are exempt from qualification in the states in which the selling shareholders or proposed purchasers reside. There is no assurance that the states in which we seek qualification will approve of resales of our securities.

                              PLAN OF DISTRIBUTION

    The securities offered by this prospectus may be sold by the selling security holders or by those to whom the shares are transferred. We are not aware of any underwriting arrangements that have been entered into by the selling security holders. The distribution of the securities by the selling security holders may be effected in one or more transactions that may take place in the over-the-counter market, assuming a market for our securities exists, including broker's transactions, privately negotiated transactions or through sales to one or more dealers acting as principals in the resale of these securities.

    Any of the selling security holders, acting alone or in concert with one another, may be considered statutory underwriters under the Securities Act of 1933, if they are directly or indirectly conducting an illegal distribution of the securities on behalf of our corporation. For instance, an illegal distribution may occur if any of the selling securities holders provide us with cash proceeds from their sales of the securities. If any of the selling shareholders are determined to be underwriters, they may be liable for securities violations in connection with any material misrepresentations or omissions made in this prospectus.

    In addition, the selling security holders and any brokers and dealers through whom sales of the securities are made may be deemed to be "Underwriters" within the meaning of Section 2(11) of the Securities Act, and the commissions or discounts and other compensation paid to the persons may be regarded as underwriters' compensation.

    The selling security holders may pledge all or a portion of the securities owned as collateral for margin accounts or in loan transactions, and the securities may be resold pursuant to the terms of the pledges, accounts or loan transactions. Upon default by the selling security holders, the pledgee in the loan transaction would have the same rights of sale as the selling security holders under this prospectus. The selling security holders may also transfer securities owned in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer without consideration, and upon any transfer the transferee would have the same rights of sale as the selling security holders under this prospectus.

    In addition to, and without limiting, the foregoing, each of the selling security holders and any other person participating in a distribution will be affected by the applicable provisions of the Securities Exchange Act of 1934, including, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the securities by the selling security holders or any other person. Furthermore, transferees who replace selling security holders will need to be named in the prospectus filed as part of a post-effective amendment to this registration statement before they may accede to the rights of the named selling security holder.

    There can be no assurances that the selling security holders will sell any or all of the securities. In order to comply with state securities laws, if applicable, the securities will be sold in jurisdictions only through registered or licensed brokers or dealers. In various states, the securities may not be sold unless these securities have been registered or qualified for sale in the state or an exemption from registration or qualification is available and is complied with. Under applicable rules and regulations of the Exchange Act, as amended, any person engaged in a distribution of the securities may not simultaneously engage in market-making activities in these securities for a period of one or five business days prior to the commencement of the distribution.

    All of the foregoing may affect the marketability of the securities. Pursuant to the various agreements we have with the selling securities holders, we will pay all the fees and expenses incident to the registration of the securities, other than the selling security holders' pro rata share of underwriting discounts and commissions which is to be paid by the selling security holders.

    We will not receive any proceeds from the sale of the shares. We will pay the expenses of preparing this prospectus and the related registration statement.

TAXATION

    The following discussion describes the material United States federal income tax consequences of the ownership of common shares of MidNet, Inc. by an investor that purchases and holds them as capital assets.

    The discussion does not address any aspects of United States taxation other than federal income taxation. Prospective investors are urged to consult their tax advisors regarding the United States federal, state and local tax consequences of the purchase, holding or disposal of common shares.

UNITED STATES FEDERAL INCOME TAXATION OF UNITED STATES HOLDERS

    The discussion below is based on the Internal Revenue Code of 1986, as amended, its legislative history, Treasury Regulations and published judicial and administrative interpretations, all as in effect on the date hereof and all of which are subject to change, possibly retroactively. The tax treatment of a holder of common shares may vary depending upon the holder's particular situation. This discussion does not address all of the tax consequences relating to the ownership of the common shares, and does not take into account holders subject to special rules including, but not limited to, dealers in securities or currencies, financial institutions, tax-exempt entities, banks, life insurance companies, traders in securities that elect to mark-to-market their securities, persons that hold common shares as a part of a straddle or a hedging, or conversion transaction, persons liable for the alternative minimum tax, persons that actually or constructively own 10% or more of our voting stock, or persons whose "functional currency" is not the U.S. dollar. In addition, the following discussion is limited to United States holders who will hold the common shares as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended.

    A United States holder is a holder of common shares that is an individual who is a citizen or resident of the United States, a partnership, corporation or other entity organized in or under the laws of the United States or any political subdivision thereof (unless, in the case of a partnership, Treasury Regulations otherwise provide), an estate that is subject to United States federal income taxation without regard to the source of its income or a trust subject to the primary supervision of a United States court and the control of one or more United States persons.

    The discussion below does not address the effect of any state or local tax law on a holder of the common shares.

DISTRIBUTIONS

    The gross amount of a distribution (including a deemed or constructive distribution) with respect to the common shares will be treated as a dividend taxable as ordinary income on the date of receipt, to the extent of our current or accumulated earnings and profits as determined for United States federal income tax purposes. Distributions, if any, in excess of these current and accumulated earnings and profits will first constitute a non-taxable return of capital to the extent thereof, and then a capital gain realized on the disposition of the common shares. The portion of any distribution treated as a non-taxable return of capital will reduce a holder's tax basis in the common shares. Corporate United States holders will be eligible for the dividends received deduction allowed for distributions to domestic corporations, multiplied by the relevant percentage based on their percentage shareholding.

    If a distribution is paid with respect to the common shares in any currency other than U.S. dollars, the amount of the distribution will be translated into U.S. dollars at the spot rate on the date the distributions are paid or deemed paid to a United States holder, regardless of whether the distributions are in fact converted on that date. Any subsequent gain or loss in respect of that non-US currency arising from exchange rate fluctuations will be ordinary income or loss.

CAPITAL GAINS AND LOSSES

    A United States holder will generally recognize gain or loss on the sale or other disposition of common shares in an amount equal to the difference between the amount realized on the sale or other disposition and the holder's adjusted tax basis in the common shares. This will result in a long-term or short-term capital gain or loss, depending on whether the common shares have been held for more than one year. The deductibility of capital losses may be subject to limitation.

                                LEGAL PROCEEDINGS

    We are not aware of any pending or threatened legal proceedings which involve MidNet, Inc.

           DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

    Although the Company's Bylaws provide for a Board of Directors consisting of not less than two nor more than five directors, and the number is determined by a properly approved resolution of the Board. The Board currently consists of three (3) directors.

(a) Directors and Executive Officers

         NAME            AGE                     POSITION
         ----            ---                     --------
    Peter Fentiman       59     Director, President and Chief Executive Officer
    Tilo Kunz            38     Director, Chairman, Chief Operating Officer
    Ruedi Aschwanden     46     Director, Chief Technology Officer
    Ken Fasnacht         44     Secretary, Chief Financial Officer and Treasurer
    Tom Locke            53     Executive Vice President of Strategic Planning

    Peter Fentiman has been the Director, President, and Chief Executive Officer of the Company since December 11, 2003. Mr. Fentiman has also served as a Director, President and the Chief Executive Officer of the Company's wholly-owned subsidiary, MidNet, Inc., the Nevada corporation ("MidNetNV")since January 2002. Prior to joining MidNetNV, Mr. Fentiman was a Management Consultant since 1991. Mr. Fentiman received a business diploma from the Eastern Ontario Institute of Technology, in 1964. Since January 1, 2004, Mr. Fentiman devotes approximately 90% of his time to the business of the Company.

    Tilo Kunz has been a member of the Company's Board of Directors since December 11, 2003. Mr. Kunz has also served as a Director of the Company's wholly owned subsidiary, MidNetNV, since 2002. Prior to joining MidNetNV, Mr. Kunz was a media-based communications consultant since 1995. Mr. Kunz received a business diploma from the British Columbia Institute of Technology, in 1989. Since January 1, 2004, Mr. Kunz devotes approximately 80% of his time to the business of the Company.

    Ruedi Aschwanden has been a Director, Chief Technology Officer and also served as interim Secretary and Treasurer of the Company since December 11, 2003. In March 2004, he resigned as interim Secretary and Treasurer when Mr. Fasnacht was appointed to those positions. Mr. Aschwanden has also served as a Director and Chief Technology Officer of the Company's wholly owned subsidiary, MidNetNV, since January 2002. Prior to joining MidNetNV, since 1998, Mr. Aschwanden was a business and technology consultant for high-tech startups and technical service providers in the entertainment industry. Mr. Aschwanden received a Masters degree in Business Administration from the Simon Fraser University of Vancouver, BC, in 1996. Since January 1, 2004, Mr. Aschwanden devotes approximately 90% of his time to the business of the Company.

    Ken Fasnacht has been Secretary, Chief Financial Officer and Treasurer since March 2004. From January 2003 to present, Mr. Fasnacht has served as the Director of Finance for Nooksack River Casino, a privately operated casino located in Western Washington State. From February 2001 to July 2002, he served as Chief Financial Officer for Vivonet, Inc., a private high technology company engaged in the hospitality industry. From January 1999 to January 2001, he served as Senior Manager for Moss Adams LLP, Certified Public Accountants, where his responsibilities included services related to high technology companies and SEC registrants with offices in the U.S. and Canada. From January 1995 to December 1998, he was an independent consultant in the media and entertainment industries. From December 1991 to December 1994, he was Senior Director of Tax Planning for Turner Broadcasting System, Inc. From September 1983 to December 1991, he served as Senior Tax Manager for KMPG Peat Marwick, in Atlanta, London and Houston, and specialized in corporate mergers and acquisitions and cross-border transactions. Mr. Fasnacht received a Bachelor in Business Administration from the University of Houston in 1983 and is qualified as a C.P.A. in Texas (1985) and Washington (1999). Mr. Fasnacht will devote approximately 10% of his time to the business of the Company.

    Tom Locke has been Executive Vice President of Strategic Planning of the Company since December 11, 2003. Since January 2002, Mr. Locke also served in a similar capacity for the Company's wholly-owned subsidiary, MidNetNV. Prior to joining MidNetNV, since 1996, Mr. Locke was President of Hub Consulting Services, and still serves in such capacity. Mr. Locke received an MBA degree from York University in Toronto in 1977. Since January 1, 2004, Mr. Locke devotes approximately 90% of his time to the business of the Company.

(b) Significant Employees.

    Other than our officers and directors, we have one key employee, Kassandra Gehry, who is expected to make a significant contribution to our corporation. Ms. Gehry is employed under a verbal, month-to-month agreement, at the rate of US$2,500.00 per month. Ms. Gehry also signed a non-disclosure agreement with us.

    Ms. Gehry joined us in March 2004 as a network implementation specialist. She was employed by AT&T from 1990 to 2000 in various positions, including Project Manager, International Service Manager and International Sales Executive for Europe, the Middle East and Africa. She worked on Global Account Teams for key clients, such as BMW, Ford and Compuserve. She also served in AT&T's Pacific office serving key AT&T clients in the Pacific Rim. She represented AT&T in 41 countries and served 40 major AT&T clients in virtually every region of the world during her ten-year employment with AT&T. From 2000- March 2004, she has been devoted to raising her family in Vancouver, B.C., Canada. Ms. Gehry has a degree in Psychology from Queen's University in Kingston, Ontario. Ms. Gehry devotes approximately 50% of her time to the business of the Company. Ms. Gehry owns 4,000 shares of the Company's restricted Common Stock, which are being registered in this registration statement.

(c) Family Relationships.

    There are no family relationships among our officers, directors, or persons nominated for such positions.

(d) Legal Proceedings.

    No officer, director, or persons nominated for these positions, and no promoter or significant employee of our corporation has been involved in legal proceedings that would be material to an evaluation of our management.

(e) Board Committees

    Our board of directors has not established an Audit Committee or a Human Resources and Compensation Committee. There is currently no plan to establish such committees.

Board of Directors and Officers

    All directors hold office for one (1) year and until the next annual meeting of shareholders and the election and qualification of their successors. Officers are elected annually by the Board of Directors and serve at the discretion of the Board.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following tables set forth the ownership, as of December 31, 2003, and as of March 31, 2004, of our common stock (a) by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, (b) by each of our directors, and (c) by all executive officers and directors as a group.

    Rule 13d-3 under the Securities Exchange Act defines the term, "beneficial ownership". Under this rule, the term includes shares over which the indicated beneficial owner exercises voting and/or investment power. The rules also deem common stock subject to options currently exercisable, or exercisable within 60 days, to be outstanding for purposes of computing the percentage ownership of the person holding the options but do not deem such stock to be outstanding for purposes of computing the percentage ownership of any other person.

    To the best of our knowledge, all persons named have sole voting and investment power with respect to the shares, except as otherwise noted.

Security Ownership of Officers and Directors.

TITLE
 OF                  CURRENT                         NO. OF          NATURE OF
CLASS             NAME & ADDRESS                     SHARES          OWNERSHIP
-----             --------------                     ------          ---------
Common            Peter Fentiman                   2,448,000       Direct-14%
                  306 3680 Banff Court
                  North Vancouver, B.C.
                  Canada V7H 2Y7
Preferred                                            100,000       Direct-33.3%

Common            Tilo Kunz                        2,448,000       Direct-14%
                  5182 Redonda Drive
                  North Vancouver, B.C.
                  Canada V7R 3K3
Preferred                                            100,000       Direct-33.3%

Common            Ruedi Aschwanden                 2,448,000       Direct-14%
                  261 E. 11th Street
                  North Vancouver, B.C.
                  Canada V7L 2G8
Preferred                                            100,000       Direct-33.3%

Common            Tom Locke                          100,000       Less than 1%
                  2930 Yukon Street.
                  Vancouver, B.C.
                  Canada V5Y 3R3

All Officers and Directors as a
 Group (Approx.) (4 Individuals)      Common       7,444,000       Direct 42%
                                      Preferred      300,000       Direct-100%

    Mr. Locke, Executive Vice President of the Company, 2930 Yukon Street., Vancouver, B.C., Canada V5Y 3R3, also has options to purchase up to 500,000 shares of restricted Common Stock at an exercise price of $.50 per share. These options expire in 2009.

(c) Changes in Control.

    There are currently no arrangements, which would result in a change in control of the Company.

                            DESCRIPTION OF SECURITIES

General

    The Company's Certificate of Incorporation authorizes a total share capital of 100,000,000 shares:

    Preferred stock, $.001 par value; 20,000,000 shares authorized; 300,000 shares issued and outstanding as of December 31, 2003, and as of March 31, 2004.

    Common stock, $ 0.0001 par value; 80,000,000 shares authorized; 13,600,000 shares issued and outstanding as of December 31, 2003, and 15,219,335 shares issued and outstanding as of March 31, 2004.

    Each shareholder is entitled to one vote for each share of Common Stock owned of record. The holders of shares of Common Stock do not possess cumulative voting rights, which means that the holders of more than 50% of the outstanding shares voting for the election of directors can elect all of the directors, and in such event the holders of the remaining shares will be unable to elect any of the Company's directors. Holders of outstanding shares of Common Stock are entitled to receive dividends out of assets legally available at such times and in such amounts as the Company's board of directors may determine. Upon liquidation, dissolution, or winding up, the assets legally available for distribution to the Company's shareholders will be distributed ratably among the holders of the shares outstanding at the time. Holders of the Company's shares of Common Stock have no preemptive, conversion, or subscription rights, and the Company's shares of Common Stock are not subject to redemption. All the Company's outstanding shares of Common Stock are fully paid and non-assessable.

    The rights and preferences of the Preferred Stock are as follows: Each share of Preferred Stock entitles the holder to 100 votes on any issue that pertains to mergers, hostile takeovers or a governmental nationalization attempt to take control of the stock of the corporation, or any vote to amend the Articles of Incorporation. Preferred Stock will be entitled to vote on and receive in accordance with such vote, any forward or reverse split of the issued and outstanding shares of Common Stock of the corporation. Preferred Stock will receive dividends concurrent with and equivalent to any per share dividend paid to the holders of Common Stock of the corporation.

    The preferred stock will be entitled to preference over the common stock with respect to the distribution of assets of the Company in the event of its liquidation, dissolution, or winding-up, whether voluntarily or involuntarily, or in the event of any other distribution of assets of the corporation among its stockholders for the purpose of winding-up its affairs. The authorized but unissued shares of preferred stock may be divided into and issued in designated series from time to time by one or more resolutions adopted by the Board of Directors. The Board in its sole discretion shall have the power to determine the relative powers, preferences, and rights of each series of preferred stock. The issuance of preferred shares with such voting or conversion rights may have the effect of delaying, deferring or preventing a change in control of the Company.

    There are no other provisions in our certificate of incorporation or our bylaws that may result in the delaying, deferring or preventing of a change in control of our Company.

    There are no restrictions in the Company's Certificate of Incorporation, as amended, which restrict or inhibit changes in the voting control or ownership in the Company.

Voting Rights.

    Each share of common stock entitles the holder to one vote, either in person or by proxy, at meetings of shareholders. The holders are not permitted to vote their shares cumulatively. Accordingly, the holders of common stock holding, in the aggregate, more than fifty percent of the total voting rights can elect all of our directors and, in this event, the holders of the remaining minority shares will not be able to elect any of the directors. The vote of the holders of a majority of the issued and outstanding shares of common stock entitled to vote thereon is sufficient to authorize, affirm, ratify or consent to the act or action, except as otherwise provided by law.

Dividend Policy.

    All shares of common stock are entitled to participate proportionally in dividends if our Board of Directors declares them out of the funds legally available and subordinate to the rights of the holders of loan or other financing documents. These dividends may be paid in cash, property or additional shares of common stock. We have not paid any dividends since our inception and presently anticipate that all earnings will be retained for development of our business. Any future dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors. Therefore, there can be no assurance that any dividends on the common stock will be paid in the future.

Miscellaneous Rights and Provisions.

    Holders of common stock have no cumulative voting rights, and no preemptive or other subscription rights, conversion rights, redemption or sinking fund provisions. In the event of our dissolution, whether voluntary or involuntary, each share of common stock is entitled to share proportionally in any assets available for distribution to holders of our equity after satisfaction of all liabilities and payment of the applicable liquidation preference of any outstanding loan or financing documents.

Stock Transfer Agent

    Signature Stock Transfer, Inc., 2301 Ohio Drive, Suite 100, Plano, TX 75093, tel. 972-612-4120, serves as our independent registrar and stock transfer agent.

SHARES ELIGIBLE FOR FUTURE SALE.

    The 4,436,335 shares of common stock registered in this offering will be freely tradable without restrictions under the Securities Act. No shares held by our "affiliates" (officers, directors or 10% shareholders) are being registered hereunder. Of the remaining 10,780,165 of our outstanding shares, 7,444,000 are held by affiliates: Mr. Fentiman owns 2,448,000 shares, all of which have been held for less than one year; Mr. Kunz owns 2,448,000 shares, all of which have been held for less than one year; Mr. Aschwanden owns 2,448,000 shares, all of which have been held for less than one year; and Mr. Locke owns 100,000 shares, all of which have been held for less than one year. Mssrs. Fentiman, Kunz and Aschwanden each acquired their respective shares in December 2003. Mr. Locke acquired his shares in March 2004.

    In addition, Mssrs. Fentiman, Kunz and Aschwanden each own 100,000 shares of Preferred Stock, which they each acquired in December 2003. This represents all of the issued and outstanding shares of Preferred Stock.

    We cannot predict as to the effect, if any, that sales of shares of common stock by the selling shareholders, or even the availability of such shares for sale, will have on the market prices of our common stock from time to time. The possibility that substantial amounts of common stock may be sold in the public market may adversely affect prevailing market prices for our common stock and could impair our ability to raise capital through the sale of our equity securities.

    In general, under Rule 144, as currently in effect, any of our affiliates and any person or persons whose sales are aggregated who has beneficially owned his or her restricted shares for at least one year, may be entitled to sell in the open market within any three-month period a number of shares of common stock that does not exceed the greater of (i) 1% of the then outstanding shares of our common stock, or (ii) the average weekly trading volume in the common stock during the four calendar weeks preceding any sale. Sales under Rule 144 are also affected by limitations on manner of sale, notice requirements, and availability of current public information about us. Non-affiliates who have held their restricted shares for two years may be entitled to sell their shares under Rule 144 without regard to any of the above limitations, provided they have not been affiliates for the three months preceding any sale.

    The 7,444,000 outstanding restricted securities held by Mssrs. Fentiman, Kunz, Aschwanden and Locke, officers and directors of the company, are subject to the sale limitations imposed by Rule 144. The availability for sale of substantial amounts of common stock under Rule 144 could adversely affect prevailing market prices for our securities.

                     INTEREST OF NAMED EXPERTS AND COUNSEL

ACCOUNTANTS

    Our Audited Financial Statements for the periods ending December 31, 2002 and 2003, have been included in this prospectus in reliance upon of Armando C. Ibarra, Certified Public Accountant, a Professional Corporation, 371 E. Street Chula Vista, Ca. 91910, tel: (619) 422-1348; fax:(619) 422-1465, as experts in accounting and auditing.

LEGAL MATTERS

    The law office of Michael J. Morrison, Chtd., 1495 Ridgeview Drive, Suite 220, Reno, Nevada 89509, telephone 775-827-6300, has passed upon the validity of the shares offered and certain other legal matters in connection with this registration statement.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the SEC, the indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against the liabilities, other than the payment by us of expenses incurred or paid by our directors, officers or controlling persons in the successful defense of any action, suit or proceedings, is asserted by the director, officer, or controlling person in connection with any securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to court of appropriate jurisdiction the question whether the indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issues.

                            DESCRIPTION OF BUSINESS

FORWARD LOOKING STATEMENTS

    This registration statement contains forward-looking statements by the registrant based on its current expectations about its business and its industry. You can identify these forward-looking statements when you see words such as "expect," "anticipate," "estimate", "believe" and other similar expressions of uncertainty. These forward-looking statements involve risks and uncertainties and actual results could differ materially from those anticipated in these forward-looking statements as a result of such risk factors as discussed in Business Description, Risk Factors and elsewhere in this Registration Statement. The registrant undertakes no obligation to publicly update any forward-looking statements for any reason, even in the event new information becomes available or other events occur in the future.

    Unless otherwise indicated, all references to "Dollars", "$" or "US$" refer to U.S. dollars and all references to "Cdn$" refer to Canadian dollars.

                                   THE COMPANY

BACKGROUND

    MidNet, Inc., is a Delaware corporation, originally incorporated on July 20, 1998, under the name Tugboat International, Inc. (together with its subsidiary, Tugboat Acquisition Corp., a Nevada corporation, referred to in this registration statement as the "Company" or "Corporation"). On February 4, 2004, the majority of shareholders of record of Tugboat International, Inc., ("Selected Shareholders"), entered into a consent resolution to act upon:

     1. The Directors' proposal to amend the Corporation's Articles of Incorporation to change the Corporation's name from TUGBOAT INTERNATIONAL, INC., to MIDNET, INC.

    These Selected Shareholders approved the above proposal in a written resolution. The Company subsequently complied with all laws, rules and regulations of the Securities Exchange Act of 1934 in connection with the name change by filing a Form 14C.

    On March 17, 2004, the company filed a Certificate of Amendment to its Articles of Incorporation in the State of Delaware to change its name to MidNet, Inc. The Company believes this change in its name will better reflect the nature of its business.

MERGER AND REORGANIZATION

    On December 11, 2003, Tugboat International, Inc. ("Tugboat"), by and through its wholly-owned subsidiary, Tugboat Acquisition Corp., a Nevada corporation ("TAC"), entered into a merger and reorganization agreement to acquire 100% of the total issued and outstanding shares of MidNet, Inc., a Nevada corporation ("MidNetNV"), from the shareholders of MidNetNV, in full and sole consideration of 7,506,000 shares of the registrant's restricted Common Stock, representing 58% of the total outstanding shares of Common Stock of Tugboat, post-merger. The transaction did not involve the transfer of any funds. The 7,506,000 shares were issued directly by Tugboat from its authorized but unissued shares of Common Stock. The shareholders of MidNetNV now have direct beneficial ownership and voting control of Tugboat, which has recently changed its name to MidNet, Inc.

    In addition, the holders of 300,000 shares of Preferred Stock of MidNetNV exchanged their shares for 300,000 shares of Tugboat Preferred Stock, $.0001 per share par value. The 300,000 Tugboat Preferred Shares have the identical rights and preferences as the 300,000 Preferred Shares issued by MidNetNV. In addition, options for the four (4) members of the MidNetNV Advisory Board and two consultants to MidNetNV (one of whom was a former officer of MidNetNV) to acquire 1,260,000 restricted shares of MidNetNV, at an exercise price of $.50 per share, were exchanged for options to acquire 1,260,000 restricted shares of Tugboat, at an exercise price of $.50 per share, on the same terms and conditions of the MidNetNV options. The options are currently held by the same six (6) persons, who are now the four (4) members of our Advisory Board, one former consultant and former officer of MidNetNV, and one of our officers, Mr. Locke. As of March 31, 2004, none of these options to purchase 1,260,000 restricted shares have been exercised.

    There are no arrangements or understandings among members of the former and/or the new control groups of the Company and/or their respective associates with respect to the election of directors or other matters.

    Concurrent with the merger, the following persons were appointed as Directors of the Company: Ruedi Aschwanden, Tilo Kunz and Peter Fentiman. Karen
A. Batcher resigned as President, Secretary and Treasurer of Tugboat and the Board of Directors appointed Peter Fentiman to serve as President. Mr. Aschwanden was appointed to serve as interim Secretary and Treasurer.

    There are no arrangements, known to the registrant, the operation of which may, at a subsequent date, result in a change in control of registrant.

    The principal shareholders of MidNetNV, who are also officers and directors of our Company (Mssrs. Ruedi Aschwanden, Tilo Kunz and Peter Fentiman) now have direct beneficial ownership and voting control of 42% of the total issued and outstanding shares of Common Stock of our Company. However, by virtue of their ownership of all 300,000 shares of the issued and outstanding shares of Preferred Stock, the shareholders of MidNetNV, each share of Preferred Stock entitles the holder to 100 votes on any issue that pertains to mergers, hostile takeovers or a governmental nationalization attempt to take control of the stock of the corporation, or any vote to amend the Articles of Incorporation.

                                    BUSINESS

    Over the past three years, the management of MidNet has developed a proprietary system, now owned exclusively by the registrant, called "The Middle Network", which is designed to allow its potential customers to communicate digitally in a secure, reliable and affordable environment. The Middle Network provides a unique neutral data communications environment among telecommunications infrastructure companies, such as AT&T, Sprint and Verizon ("Telco"), Application Service Providers such as Corio and BlueStar Solutions, who are third-party entities that manage and distribute software-based services and solutions to customers across a wide area network from a data center or other information technology installations ("ASP") and the customers/consumers of the Telcos and ASPs. This network is totally neutral and, by virtue of its immense capacity, provides a complementary and effective digital alternative to the unsecured congested Internet (fraught with viruses, worms and hackers), land-based parcel couriers (such as FedEx and UPS) and expensive limited private networks. Registrant anticipates users of The Middle Network will accept it as a critical enhancement utility that will become an integral operational component to the sustainability and future growth of the users' businesses.

    We believe The Middle Network is now ready for commercialization and marketing.

PRINCIPAL PRODUCTS AND SERVICES

    We do not offer any products and our principal service to be offered is our proprietary system, we call The Middle Network.

FEATURES OF THE MIDDLE NETWORK

    The features provided through utilization of The Middle Network include:

     *    high security
     *    privacy
     *    cost-effective operation
     *    neutrality
     *    high quality data service
     *    reliability

 SERVICES

    Our purpose is to provide a reliable network-operating environment within a secure private network and act as the middle layer between telecommunication infrastructure companies, Application Service Providers and the end users. The Company intends to provide the means to move high-speed secured data, metered in gigabyte units, for a broad mix of services within the Company's secure environment, including:

     *    Digital media transfer
     *    Digital collaboration
     *    Security
     *    Videoconferencing
     *    E-commerce transaction fulfillment
     *    Unified messaging (including email)

    From an operational standpoint, The Middle Network allows a company to communicate without the use of the Internet, thereby reducing the possibilities of:

     *    viruses
     *    worms
     *    hackers
     *    intermittent reliability
     *    unreliable bandwidth
     *    similar unpredictable features.

    In addition, use of The Middle Network could eliminate the need for a company to establish an expensive inter-office private network.

    The Middle Network also avoids the problems created by the "regionality" aspects of telecommunication companies. For example, in most cases, when the consumer wants to utilize advanced communication services, such as conducting a videoconference, there are numerous limitations and restrictions which arise from the fact that the consumer's service provider has a limited area in which it can provide services. Thus, the consumer is similarly limited in the area in which he/she can conduct a high quality videoconference. The Middle Network eliminates this "regionality" problem and related restrictions by creating and operating a private network which has the ability to span or bridge all of the networks of all of the communications companies worldwide. The Middle Network is totally independent of and unencumbered by operational restrictions and is not limited to any specific area of operation.

DISTRIBUTION.

    We plan to distribute and deliver our services through a private network which we intend to establish by leasing private transmission lines and co-location spaces from unrelated third-party providers. As of the date of this prospectus, we are currently negotiating for leases from such third-party providers, but have no agreements to date. We have also arranged for an Internet service provider to host our company website and have established a web site, both of which will be necessary to execute our plan of business.

NEW PRODUCTS OR SERVICES.

    We currently have no new products. Our new service, as announced to the public, is a multi-company network that we call The Middle Network(SM).

INDUSTRY.

    The Company is in the general telecommunications industry. Currently, there are many companies that provide digital communications services, data networking services, and application services, but the Company is unaware of any company that provides a service that currently competes with The Middle Network. The Middle Network bridges existing competitive communications infrastructures without providing any application services. Third party application service providers (ASPs) are therefore able to deliver their services securely with user-definable quality of service over The Middle Network to their customers who may be connected to The Middle Network by competitive local exchange companies (CLECs).

COMPETITIVE BUSINESS CONDITIONS.

    We believe conventional methods, such as digital communications services, data networking services, and application services, will continue to be a prime source of competition, along with many other Internet based services.

    We believe that acceptance of our services will depend on the following factors, among others:

     * the growth private networks as a medium for communication and commerce generally, and as a market for intellectual properties, financial products and services in particular;
     * development of a neutral private network infrastructure to support new technologies and handle the demands placed upon electronic communications;
     * government regulation of incumbent and competitive local exchange carriers;
     * our ability to successfully and efficiently develop on-line services that are attractive to a sufficiently large number of consumers and businesses; and
     * a change in the perception among many consumers, businesses and service providers that utilizing our on-line services is more dependable than obtaining competitive services through digital communications services, data networking services, and application services, the existing and more traditional methods.

    Slower response times could adversely affect use of our website, which could make us less competitive. We may be unable to develop and introduce new services or service enhancements in a timely manner. In addition, because the market for our proposed services is in the early stages of development, data pertaining to the volume of visitors to our website and use of our services is difficult to predict. If the volume of website visitors or users of our services falls below our expectations or expectations of financial analysts or the public, we may be unable to successfully market our proposed services. The occurrence of any of these factors could have a material adverse effect upon the very nature of our business and the continuation of our operations.

COMPETITORS.

    Many telecommunication companies provide virtual private network services. However, the Company is currently unaware of any competitor providing a service that competes directly with The Middle Network because all other companies providing telecommunication services provide their own application services along with their telecommunication services. In contrast, the Company's services are complementary to Inter-Exchange Carriers (IXCs) and CLECs because they allow third party ASPs to provide services through the Middle Network.

    In addition, independent ASP's either have to deliver services over the Internet or create their own private or semi-private networks in order to realize the quality of service levels required to provide communication services, such as videoconferencing.

OUR COMPETITIVE POSITION.

    We believe competition takes place on many levels, including pricing, convenience in obtaining services, breadth of services offered and ease of use, among others. Our intent is to brand our company as one of the leading specialty service providers offering a "one stop network communication shop" for businesses that would normally use digital communications services, data networking services and application services.

    Our objective is to provide a service that helps businesses cut through the often perceived clutter, confusion and noise of the marketplace and help them confidently and quickly find what we believe is a new, viable and efficient alternative to the traditional digital communications services, data networking services, and application services.

    We will attempt to brand our company as what we believe is a new, secure, neutral and cost-effective solution to communication services now provided by digital communications services, data networking services and application services providers. By attempting to provide specialized services for businesses, we will seek to differentiate ourselves from other competing service providers. However, we have no assurance we will be successful in differentiating ourselves from our competitors, or that we will be successful in competing in the marketplace for our proposed services.

    We expect that our operations will depend on a number of third parties over which we will have limited control. Specifically, we intend to lease private transmission lines and co-location spaces from unrelated third-party providers. In addition, we do not plan to own an Internet gateway, but instead, we will rely on a third-party, independent and unrelated service providers to host our website and provide gateway services to public networks. We may experience interruptions in our leased private transmission lines and co-location spaces, as well as our website connection and our telecommunications access due to our reliance upon third parties. This could result in loss of business and revenues. We anticipate that we will use software that is dependent on an operating system, database and server software developed and produced by and licensed by independent third parties. We may discover errors and defects in this third party software and rely on the third parties to correct these errors and defects in a timely manner. Accordingly, continuous or prolonged interruptions in our private transmission lines and co-location spaces, as well as our website connection or in our telecommunications access or services could have an adverse effect upon consumer perception of our ability to provide private network services in a competent, timely and efficient manner.

    A significant barrier to entry in the area of electronic commerce and communications is the secure transmission of confidential information over public and private networks. We will rely on encryption and authentication technology licensed from third parties to provide the security and authentication necessary to effect secure transmission of confidential information. There can be no assurance that advances in computer capabilities, new discoveries in the field of cryptography or other events or developments will not result in a compromise or breach of the algorithms we may use to protect customer transaction data. If any compromise of our security were to occur, potential users may lack confidence in our site and our ability to protect their business communications and commerce information, such as credit card information, billing address, etc. Furthermore, we may be subject to damage claims from our users or others.

    A party who is able to circumvent our security measures could misappropriate our proprietary information. We may be required to expend significant capital and other resources to protect against security breaches or to alleviate problems caused by breaches. Concerns over the security of Internet transactions and the privacy of users may also inhibit the growth of private networks generally, and The Middle Network in particular, especially as a means of conducting business and commercial transactions. To the extent that our future activities or those of third party contractors whom we may use involve the storage and transmission of proprietary information, such as business information and data, and financial data, including credit card numbers, security breaches could expose us to a risk of loss or litigation. There can be no assurance that we will be able to implement security measures that will prevent security breaches.

SOURCES AND AVAILABILITY OF RAW MATERIALS.

    As of the date of this prospectus, we have no need for raw materials or suppliers.

CUSTOMER BASE.

    As of the date of this prospectus, we have no customers. If we are able to establish a customer base in the future, we do not anticipate we will depend on one or a few major customers. There can be no assurance that this assumption is correct.

CUSTOMERS.

    The Company intends to provide The Middle Network to ASPs and end-user customers who either receive services from ASPs or have created their own application services or private networks. We currently have no customers and do not currently rely on any particular customer(s).

REGULATORY CONSIDERATIONS.

    The Company's multi-company private network (The Middle Network(SM)) runs over regulated CLECs and Inter-Exchange Carriers (IXCs). The Middle Network (SM) provides a digital environment to enable ASPs that may or may not be regulated in the future, depending on whether the FCC changes its current rulings under which enhanced service providers, like our Company, are exempt from federal and state regulations governing common carriers.

    The FCC has to date treated Internet service providers as enhanced service providers. Enhanced service providers are currently exempt from federal and state regulations governing common carriers, including the obligation to pay access charges and contribute to the universal service funds. The FCC is currently examining the status of Internet service providers and the services they provide. If the FCC were to determine that Internet service providers, or the services they provide, are subject to FCC regulation, including the payment of access charges and contribution to the universal service funds, it could affect the Company by association and significantly increase our cost structure and have a material adverse effect on our business.

    Moreover, the interpretation of sales tax, libel and personal privacy laws applied to electronic commerce is uncertain and unresolved. We may be required to qualify to do business as a foreign corporation in each state or foreign country. Our failure to qualify as a foreign corporation in a jurisdiction where we are required to do so could subject us to taxes and penalties. Any existing or new legislation or regulation, including state sales tax, or the application of laws or regulations from jurisdictions whose laws do not currently apply to our business, could have a material adverse effect on our business, results of operations and financial condition.

SALES AND MARKETING.

    The Company's management is currently directly involved in sales and marketing activities. The Company believes its management and advisors have the necessary relationships and skills to meet its requirements for sales and marketing for the foreseeable future.

INTELLECTUAL PROPERTY.

    Our success is dependent upon our ability to protect our intellectual property rights. We rely principally on a combination of a servicemark, trade secrets, non-disclosure agreements and other contractual provisions to establish and maintain our proprietary rights. MidNet has applied for a service mark for "The Middle Network"(SM) through the U.S. Patent and Trademark Office.

    As part of our confidentiality and operating procedures, we generally enter into nondisclosure and confidentiality agreements with each of our key employees and consultants and limit access to and distribution of our core technology, documentation and other proprietary information.

    Policing the unauthorized use of our intellectual property is difficult. We will use all viable and cost-permissive methods for defending and prosecuting any suspected violators of our intellectual property.

ENVIRONMENTAL LAW COMPLIANCE.

    To the extent which environmental compliance may be necessary, we do not anticipate any significant compliance expense.

RESEARCH AND DEVELOPMENT.

    Our research and development to date have been invested in integrating open source software and proprietary technologies to create "The Middle Network". At this point, we intend to use technologies that are available from third-party vendors to introduce and deploy "The Middle Network".

    We do not depend on any one equipment supplier

EMPLOYEES.

    As of March 31, 2004, the Company had 5 employees, and 1 independent contractor. None of our employees are members of or represented by unions or collective bargaining agreements.

PLAN OF OPERATIONS.

    During the previous fiscal year, and prior to the merger with MidNetNV, Registrant had been in the design phase of a web site for the buying, selling, trading and auctioning of collectible and valuable coins on the Internet with no commercial success. The Company, under new management and direction, has a plan of operation it is currently implementing. We believe we have sufficient funds on hand, approximately US$1,000,000, to commence the marketing and delivery of our network services to our anticipated customers.

    The Company's plan of operations over the next 12 months is to commence the marketing and delivery of our network services to our anticipated customers, consistent with our business plan. The Company is classified as a development stage company because its principal activities involve seeking and developing business activities and commencing operations.

SHORT TERM GOALS.

    The Company will focus its efforts on enabling the following types of application services:

     *    Digital media transfer
     *    Digital collaboration
     *    Security
     *    Videoconferencing
     *    E-commerce transaction fulfillment
     *    Unified messaging (including email)

    The initial network rollout is expected to include what we believe constitute the seven key media centers in North America and Europe: Montreal, Toronto, Vancouver, Los Angeles, Chicago, New York and London, England. Also, the Company will continue to develop strategic relationships.

LONG TERM GOALS.

    Our goal is to expand The Middle Network to further penetrate both national and international markets, and seek to secure additional business opportunities.

    Management is of the opinion that sufficient working capital may not be available from internal operations during the next twelve month, but believes we have sufficient cash on hand to sustain operations for the next 12 months. However, we may not be able to meet our obligations and commitments from revenues alone.

    The Company is making its plans based on the assumption the Company will continue as a going concern, but there is no assurance we will be able to do so. Management is unsure whether proposed current operations, once commenced, will be able to provide sufficient revenues to meet operating costs and expansion in the future, and after we have expended cash on hand over the next 12 months.

    The Company intends to continue efforts to obtain market penetration and consumer awareness of The Middle Network, while focusing and building on its client list of media-based customers and exploring other vertical markets. These markets include government, security, legal, health, financial, engineering, and other industries that require the movement of large amounts of data in a reliable, high speed and secure environment.

    The Company expects to require additional funds to further develop its marketing and branding plans, and for business development after its initial 12 months of operation. Although it may need to raise additional funds, there is no assurance that it will be able to obtain such funds. If adequate funds are not available, marketing and branding plans, and business development could be adversely affected.

    A possible source of additional funding are the 465,000 outstanding warrants to acquire 465,000 shares of the Company's restricted Common Stock, at a price of $.75 per share. If and when all of these warrants are exercised, we could receive an additional $348,750, but there is no assurance any of the warrants will be exercised at any specific time, or at all. The warrants expire on December 19, 2004.

    Future capital requirements will also depend on one or more of the following factors:

     *    market acceptance of the Company's proposed services;
     *    the extent and progress of research and development programs;
     *    competing technological and market developments; and
     *    the costs of commercializing our proposed services.

    There can be no assurance that funding will be available on favorable terms to permit successful commercialization of the business plan or that we will be successful in our business operations.

    In addition, the Company has no credit facility or other committed sources of capital. It may be unable to establish credit arrangements on satisfactory terms, if at all. If capital resources are insufficient to meet our future capital requirements, the Company may have to raise additional funds to continue operations. There can be no assurance that the funds will be available on favorable terms, if at all.

    To the extent that additional capital is raised through the sale of equity and/or convertible debt securities, the issuance of the securities will likely result in substantial dilution to shareholders.

    Until such time as the proposed business is sufficiently developed, the Company does not expect to have any significant revenues from operations. It anticipates that, if its business plan becomes fully operational, it will generate sufficient revenues to maintain operations. There is no assurance that the Company will be successful in selling telecommunications services metered in gigabyte units or otherwise generating revenues. The Company has no other sources of revenue. Therefore, if not successful in its proposed business, the Company will be unable to achieve revenues under our current business plan.

    If our company or its management receives proceeds from the sales of the securities by the selling security shareholders, which neither the company nor its management has any intent to do, those persons may have conducted an illegal distribution of our securities and may be deemed underwriters. Accordingly, they will have liability for any material misrepresentations or omissions in this document and otherwise in the offer and sale of securities.

    We do not anticipate significant research and development expenses over the next twelve months. We do not expect to purchase or sell any plant and significant equipment or make any significant changes in the number of employees over the next twelve months.

    The principal uses of capital received by us to date, in the sum of $1,151,250 from the proceeds from the exercise of warrants, are as follows:

     Auditors                                 $    8,544
     Legal                                    $   25,254
     Consultants                              $   61,961
     Office supplies                          $    3,272
     Rent                                     $    9,033
     Web Design                               $    2,000
     Settlement of claims                     $   35,000
     Misc. operating expenses                 $    2,230
     Sub Total                                $  147,294
     Cash on hand                             $1,003,956
                                              ----------
     TOTAL                                    $1,151,250
                                              ==========

    The Company's website can be found at: www.midnetinc.com

SUBSEQUENT EVENTS

    On March 17, 2004, the Company changed its name from Tugboat International Inc., to MidNet, Inc., and, on March 25, 2004, its trading symbol on the OTC Bulletin Board market was changed from "TUGB" to "MIDX".

FLUCTUATIONS IN ANNUAL AND QUARTERLY RESULTS

    The Company's future annual and quarterly operating results, if any, may fluctuate significantly as a result of numerous factors, including:

     1. the amount and timing of expenditures required to build "The Middle Network" and developing strategic relationships to enhance sales and marketing;
     2. changes in the growth rate of Internet usage and the interest of businesses in using private networks ; and
     3. the emergence of new services and technologies in the market in which the Company plans to deliver services.

    The Company also faces foreign currency exchange risk if a majority of its revenue is denominated in U.S. currency and a majority of its operating costs are incurred in Canadian currency. Significant fluctuations in the foreign exchange rate between U.S. and Canadian or other foreign currencies will result in fluctuations in the Company's annual and quarterly results.

IMPACT OF INFLATION

    The Company believes that inflation has not had a material effect on its past business.

NEW ACCOUNTING PRONOUNCEMENTS

    In June 2001 the Financial Accounting Standards Board (FASB) issued SFAS No. 141, "Business Combinations" which requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001, establishes specific criteria for the recognition of intangible assets separately from goodwill, and requires that unallocated negative goodwill be written off immediately as an extraordinary gain instead of being deferred and amortized. The Company will account for business combinations in accordance with the guidance in SFAS No. 141.

    In June 2001 the FASB issued SFAS No. 142, "Goodwill and Other Intangible Assets". This statement establishes accounting and reporting standards for goodwill and intangibles for years commencing after December 15, 2001. Whether already acquired or subsequently acquired after the effective date, companies are required to identify intangibles with finite lives and those with indefinite lives. Those intangibles with finite lives are to be amortized over the estimated useful lives of the assets while those with indefinite lives are not to be amortized. Each intangible or goodwill asset should be analyzed at least annually for impairment where the carrying value is in excess of the fair value of the intangibles. The asset's carrying value is to be reduced by a charge to income if the fair value is lower than the carrying value. The Company has adopted SFAS No. 142 as of December 31, 2001. Management does not feel that the standard will materially affect the Company.

    In June 2001 the FASB issued SFAS No. 143 "Accounting for Asset Retirement Obligations." SASF 143 requires that retirement obligations be recognized as they occur and display as liabilities. This Statement applies to legal obligations associated with the retirement of a tangible long-lived asset that result from the acquisition, construction, or development and the normal operation of a long-lived asset. Management does not feel that the standard will materially affect the Company.

    In August 2001 the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." SFAS No. 144 modifies the rules for accounting for the impairment or disposal of long-lived assets. The new rules become effective for fiscal years beginning after December 15, 2001, with earlier application encouraged. Management does not feel that this standard will materially affect the Company.

REPORTS TO SECURITY HOLDERS.

    We are a reporting company under the requirements of the Exchange Act and will file quarterly, annual and other reports with the Securities and Exchange Commission. Our annual report will contain the required audited financial statements. We are not required to deliver an annual report to security holders and will not voluntarily deliver a copy of the annual report to the security holders. The reports and other information filed by us will be available for inspection and copying at the public reference facilities of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549.

DESCRIPTION OF PROPERTY.

    The Company leases 180 square feet of commercial space at Suite 300, 1055 West Hastings Street, Vancouver, BC Canada V6E 2E9, from an unrelated third party.

    This facility houses a small satellite marketing and sales office. The Company renewed its lease on January 1, 2004, and the lease expires on December 31, 2004. The Company's monthly rent payment is Cdn$1,175.00 (approximately US$905).

    The Company believes that existing facilities are adequate for its needs through the 4th quarter of 2004. Should the Company require additional space at that time, or prior thereto, the Company believes that such space can be secured on commercially reasonable terms and without undue operational disruption.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

    On December 11, 2003, Tugboat International, Inc. ("Tugboat"), by and through its wholly-owned subsidiary, Tugboat Acquisition Corp., a Nevada corporation ("TAC"), entered into a merger and reorganization agreement to acquire 100% of the total issued and outstanding shares of MidNet, Inc., a Nevada corporation ("MidNetNV"), from the shareholders of MidNetNV, in full and sole consideration of 7,506,000 shares of Tugboat's restricted Common Stock, representing 58% of the then total outstanding shares of Common Stock of Tugboat, post-merger. The transaction did not involve the transfer of any funds. The 7,506,000 shares were issued directly by Tugboat from its authorized but unissued shares of Common Stock. The shareholders of MidNetNV now have direct beneficial ownership and voting control of registrant.

    In addition, the holders of 300,000 shares of Preferred Stock of MidNetNV exchanged their shares for 300,000 shares of Tugboat Preferred Stock, $.0001 per share par value. The 300,000 Tugboat Preferred Shares have the identical rights and preferences as the 300,000 Preferred Shares issued by MidNetNV. In addition, options for members of the Advisory Board and a consultant of MidNetNV to acquire 1,260,000 restricted shares of MidNetNV, at an exercise price of $.50 per share, were exchanged for options to acquire 1,260,000 restricted shares of Tugboat, at an exercise price of $.50 per share, on the same terms and conditions of the MidNetNV options. None of these options have been exercised by the holders.

    There are no arrangements or understandings among members of the former and/or the new control groups of the Company and/or their respective associates with respect to the election of directors or other matters.

    Concurrent with the merger, the following persons were appointed as Directors of the Company: Ruedi Aschwanden, Tilo Kunz and Peter Fentiman. Karen
A. Batcher resigned as President, Secretary and Treasurer of Tugboat and the Board of Directors appointed Peter Fentiman to serve as President and CEO. Mr. Aschwanden was appointed to serve as interim Secretary and Treasurer.

    There are no arrangements, known to the registrant, the operation of which may, at a subsequent date, result in a change in control of registrant.
Four (4) of our management personnel (Mssrs. Fentiman, Kunz, Aschwanden and Locke) now have direct beneficial ownership and voting control of 42% of the total issued and outstanding shares of the Company's Common Stock.

    Subsequent to December 31, 2003, certain holders of warrants to purchase up to 2,000,000 shares of the Company's restricted Common Stock exercised their warrants to acquire 1,535,000 shares, at a price of $.75 per share. 1,535,000 shares have been issued based upon this exercise. Based upon the exercise of the warrants, as of March 31, 2004, the Company has received a total of US$1,151,250.00. None of the warrants were held by affiliates of the registrant.

    Under the terms of the Warrant Agreement, the Company is required, at its sole expense, to register the shares acquired by exercise of the Warrants. Accordingly, the 1,535,000 shares issued upon exercise of the 1,535,000 Warrants are being registered for sale under this registration statement.

    Based on the employment agreements they have with the Company, commencing March 1, 2004, Mssrs. Fentiman, Kunz and Aschwanden, who are officers and directors of the Company, receive compensation of US$5,000.00 per month for their respective services as officers. They receive no compensation for their respective services as directors, per se.

MARKET THE COMPANY'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

    The Company's shares of Common Stock trade on the OTC Bulletin Board Market under the trading symbol "TUGB" until March 25, 2004, when it changed its symbol to "MIDX". The high and low bid prices of the Company's Common Stock for the period October-December 2003 (the only quarter in its last two fiscal years that it has been traded), as quoted from the OTC Bulletin Board, are set forth below. These quotations represent inter-dealer prices, without retail mark-up, markdown or commission, and may not represent actual transactions.

         QUARTER               HIGH BID PRICE         LOW BID PRICE
         -------               --------------         -------------
     4th Quarter 2003              $1.30                  $0.35
     1st  Quarter 2004             $3.18                  $1.15

    These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions.

    In spite of the fact our stock is currently trading on the OTC Bulletin Board, broker-dealers may, nevertheless, be discouraged from effecting transactions in our Shares because they are considered penny stocks and are subject to the penny stock rules.

    Rules 15g-1 through 15g-9 promulgated under the Securities Exchange Act of 1934, as amended, impose sales practice and disclosure requirements on NASD brokers-dealers who make a market in a "penny stock." A penny stock generally includes any non-NASDAQ equity security that has a market price of less than $5.00 per share. The additional sales practice and disclosure requirements imposed upon brokers-dealers may discourage broker-dealers from effecting transactions in our shares, which could severely limit the market liquidity of the shares and impede the sale of our shares in the secondary market.

    Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or "accredited investor" (generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to sale, unless the broker-dealer or the transactions is otherwise exempt.

    In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

    As of March 31, 2004, there were approximately 88 holders of record of our common stock.

                             EXECUTIVE COMPENSATION

    The following table shows, for the two-year period ended December 31, 2003, the cash and other compensation paid to the Company's Chief Executive Officer. No other executive officer had annual compensation in excess of $100,000 during such period.

SUMMARY COMPENSATION TABLE

    No compensation was paid by the Company during the prior two fiscal years.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

    We did not grant any stock options to our Chief Executive Officer or other most highly compensated executive officers during the fiscal year ended December 31, 2003.

    On December 11, 2003, in connection with its merger with MidNetNV, the Company granted (a) its Advisory Board members, (b) a former officer of MidNetNV and (c) a consultant to the Company, options to purchase a total of 1,260,000 shares of the Company's restricted Common Stock, at an exercise price of $.50 per share. The options for 700,000 of the shares expire in 2009 and the options for the remaining 560,000 shares expire in 2010. As of March 31, 2004, none of these options have been exercised.

    Tom Locke              -  500,000 - Senior Vice President-Strategic Planning
    Bob Mackay             -  200,000 - former officer
    Curtis Staples         -  250,000 - Advisory Board
    Dr. Panos Nasiopoulos  -  210,000 - Advisory Board
    Jack Leigh             -   50,000 - Advisory Board
    Roger Jones            -   50,000 - Advisory Board
                            ---------
                            1,260,000
                            =========

    We consider the terms of the foregoing option transactions to be fair and reasonable to both us and respective parties involved. All option grants, including exercise prices, were the result of arms'-length negotiations between the parties.

OPTION EXERCISES.

    None of the option holders have exercised options to purchase shares of our common stock as of March 31, 2004.

COMPENSATION OF DIRECTORS

    The directors of the Company are not compensated for their services although such directors may, from time to time, be awarded options or other incentives by the Company. However, directors will be reimbursed for their out-of-pocket expenses incurred in connection with their attendance at Board meetings.

CONTRACTUAL ARRANGEMENTS

    On December 11, 2003, the Company assumed MidNetNV's written consultant contract with Tom Locke, an officer of the Company. Mr. Locke receives a monthly salary of US$5,000.00 for his services, which are focused primarily on positioning and branding the Company's services. This contract may be terminated at any time upon 30 days' notice by either party. This contract is being paid on a month-to-month basis.

EMPLOYMENT AGREEMENTS - EXECUTIVE OFFICERS AND CERTAIN SIGNIFICANT EMPLOYEES

    All of the officers and key employees have entered into employment agreements with us. Mssrs. Fentiman, Kunz and Aschwanden have written employment agreements; Mr. Locke has a written independent contractor consulting agreement; and Mr. Fasnacht and Ms. Gehry have verbal agreements. Except for Mr. Locke, each of our officers is compensated at the rate of US$5,000.00 per month, or the sum of US$60,000 per year. Mr. Fasnacht is expected to enter into a written employment agreement with us in the near future. All written employment agreements contain non-compete provisions. Mr. Locke's agreement does not contain a non-compete provision.

    Copies of these agreements and any amendments thereto are included in the Form SB-2 Registration Statement of which this prospectus is a part, which registration statement has been filed with the Securities and Exchange Commission.

ABOUT THIS PROSPECTUS

    This prospectus is part of a registration statement we filed with the United States Securities and Exchange Commission. You should rely only on the information provided in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The selling security holders are offering to sell, and seeking offers to buy shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock. Applicable SEC rules may require us to update this prospectus in the future. This preliminary prospectus is subject to completion prior to this offering.

WHERE YOU CAN FIND MORE INFORMATION

    We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 covering the shares being sold in this offering. We have not included in this prospectus some information contained in the registration statement, and you should refer to the registration statement, including exhibits and schedules filed with the registration statement, for further information. You may review a copy of the registration statement from the public reference section of the Securities and Exchange Commission in Room 1024, Judiciary Plaza, 450 - 5th Street, N.W., Washington, D.C. 20549; and at the SEC's Regional Office located at: 7 World Trade Center, Suite 1300, New York, New York 10048 and 1400 Citicorp Center, 500 West Madison Street, Chicago, IL 60661. You may also obtain copies of such materials at prescribed rates from the public reference section at the Commission, Room 1024, Judiciary Plaza, 450 - 5th Street, N.W., Washington, D.C. 20549. In addition, the Securities and Exchange Commission maintains a Web site on the Internet at the address http://www.sec.gov that contains reports, proxy information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission.

FINANCIAL STATEMENTS

                          TUGBOAT INTERNATIONAL, INC.,
                                 AND SUBSIDIARY
                              FINANCIAL STATEMENTS
                               FOR THE YEARS ENDED
                          DECEMBER 31, 2003, AND 2002,
                                      WITH
                                 AUDIT REPORT OF
                          CERTIFIED PUBLIC ACCOUNTANTS

                                ARMANDO C. IBARRA
                           Certified Public Accountant
                           A Professional Corporation

Armando C. Ibarra, C.P.A.                   Members of the American Institute of
                                            Certified Public Accountants
Armando Ibarra, Jr., C.P.A., JD             Members of the California Society of
                                            Certified Public Accountants
                                Members of the Better Business Bureau since 1997

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors of
Tugboat International, Inc.
(A Development Stage Company)

We have audited the accompanying consolidated balance sheets of Tugboat International, Inc. as of December 31, 2003 and 2002 and the related statements of operations, changes in stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Tugboat International, Inc. as of December 31, 2003 and 2002, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Armando C. Ibarra
-----------------------------
Armando C. Ibarra, CPA-APC

January 28, 2004
Chula Vista, California

                           TUGBOAT INTERNATIONAL, INC.
                          (A Development Stage Company)
                           Consolidated Balance Sheets
--------------------------------------------------------------------------------

                                                                  Year Ended          Year Ended
                                                                  December 31,        December 31,
                                                                     2003                2002
                                                                   ---------           ---------
                                     ASSETS
Current Assets
  Cash                                                             $  67,074           $      59
                                                                   ---------           ---------
Total Current Assets                                                  67,074                  59

Net Property & Equipment                                               6,066                  --

Other Assets
  Organization costs                                                      --                 476
  Security deposits                                                      758                  --
  Prepaid expenses                                                    25,000                  --
                                                                   ---------           ---------
Total Other Assets                                                    25,758                 476
                                                                   ---------           ---------

      TOTAL ASSETS                                                 $  98,898           $     535
                                                                   =========           =========

                       LIABILITIES & STOCKHOLDERS' EQUITY
Current Liabilities
  Accounts payable                                                 $   9,934           $   2,485
  Consulting fees payables                                           130,000                  --
  Taxes payable                                                          744                  --
                                                                   ---------           ---------
Total Current Liabilities                                            140,678               2,485
                                                                   ---------           ---------

      TOTAL LIABILITIES                                              140,678               2,485

Stockholders' Equity
  Preferred stock, ($.001 par value, 20,000,000 shares
   authorized; 300,000 and -0- shares issued and
   outstanding, respectively.)                                           300                  --
  Common stock, ($.0001 par value, 80,000,000 shares
   authorized; 13,600,000 and 5,544,000 shares
   issued and outstanding, respectively.)                              1,359                 554
  Additional paid-in capital                                          91,708              29,896
  Stock warrants                                                      99,750                  --
  Stock subscriptions                                               (195,800)                 --
  Deficit accumulated during development stage                       (39,097)            (32,400)
                                                                   ---------           ---------
Total Stockholders' Equity                                           (41,780)             (1,950)
                                                                   ---------           ---------
      TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                     $  98,898           $     535
                                                                   =========           =========

               See Notes to the Consolidated Financial Statements

                           TUGBOAT INTERNATIONAL, INC.
                          (A Development Stage Company)
                      Consolidated Statements of Operations
--------------------------------------------------------------------------------

                                                                               July 20, 1998
                                                                                 (inception)
                                           Year Ended         Year Ended           through
                                           December 31,       December 31,       December 31,
                                              2003               2002               2003
                                           -----------        -----------        -----------
Revenues
  Revenues                                 $        --        $        --        $        --
                                           -----------        -----------        -----------
Total Revenues                                      --                 --                 --

General & Administrative Expenses                6,723              3,893             39,823
                                           -----------        -----------        -----------
Total General & Administrative Expenses          6,723              3,893             39,823

Other Income & (Expenses)
  Other income                                      26                 --                726
                                           -----------        -----------        -----------
Total Other Income & (Expenses)                     26                 --                726
                                           -----------        -----------        -----------

Net Income (Loss)                          $    (6,697)       $    (3,893)       $   (39,097)
                                           ===========        ===========        ===========

Basic earnings (loss) per share            $     (0.00)       $     (0.00)
                                           ===========        ===========
Weighted average number of
 common shares outstanding                   5,978,866          5,544,000
                                           ===========        ===========

DILUTED EARNINGS (LOSS) PER SHARE          $     (0.00)       $        --
                                           ===========        ===========
WEIGHTED AVERAGE OF DILUTED
 COMMON SHARES OUTSTANDING                   6,049,140                 --
                                           ===========        ===========

               See Notes to the Consolidated Financial Statements

                           TUGBOAT INTERNATIONAL, INC.
                          (A Development Stage Company)
            Consolidated Statement of Changes in Stockholders' Equity From July 20, 1998 (inception) through December 31, 2003
--------------------------------------------------------------------------------

                                                 Preferred                      Common
                                         Preferred       Stock          Common         Stock
                                           Stock         Amount         Stock          Amount
                                           -----         ------         -----          ------
Stock issued for cash on July 20,
1998 @ $0.0001 per share                $       --     $       --      5,000,000     $      500

Net income, July 20, 1998 (inception)
through December 31, 1998
                                        ----------     ----------     ----------     ----------
Balance, December 31, 1998                      --             --      5,000,000            500
                                        ==========     ==========     ==========     ==========
Stock issued for cash on March 20,
1999 @ $0.0001 per share                                                 169,000             17

Net loss, December 31, 1999
                                        ----------     ----------     ----------     ----------
Balance, December 31, 1999                      --             --      5,169,000            517
                                        ==========     ==========     ==========     ==========
Stock issued for cash on November 15,
2000 @ $0.0002 per share                                                 250,000             25

Net loss, December 31, 2000
                                        ----------     ----------     ----------     ----------
Balance, December 31, 2000                      --             --      5,419,000            542
                                        ==========     ==========     ==========     ==========
Stock subscription receivable

Stock issued for cash on May 14,
2001 @ $0.10 per share                                                    62,500              6

Stock issued for cash on May 18,
2001 @ $0.10 per share                                                    62,500              6

Net loss, December 31, 2001
                                        ----------     ----------     ----------     ----------
Balance, December 31, 2001                      --             --      5,544,000            554
                                        ==========     ==========     ==========     ==========
Net loss, December 31, 2002
                                        ----------     ----------     ----------     ----------
Balance, December 31, 2002                      --             --      5,544,000            554
                                        ==========     ==========     ==========     ==========
Capital Contribution

Recapitalization (note 1)                  300,000            300      7,506,000            750

Stock subscription issued for
consulting services                                                      550,000             55

Net loss, December 31, 2003
                                        ----------     ----------     ----------     ----------
Balance, December 31, 2003                 300,000     $      300     13,600,000     $    1,359
                                        ==========     ==========     ==========     ==========

                                                                          Deficit
                                                                        Accumulated
                                       Additional         Stock           During
                                        Paid-in        Subscription     Development
                                        Capital         Receivable         Stage          Total
                                        -------         ----------         -----          -----

Stock issued for cash on July 20,
1998 @ $0.0001 per share               $     500         $      --       $      --      $   1,000

Net income, July 20, 1998 (inception)
through December 31, 1998                                                       --             --
                                       ---------         ---------       ---------      ---------
Balance, December 31, 1998                   500                --              --          1,000
                                       =========         =========       =========      =========
Stock issued for cash on March 20,
1999 @ $0.0001 per share                  16,883                                           16,900

Net loss, December 31, 1999                                                 (2,633)        (2,633)
                                       ---------         ---------       ---------      ---------
Balance, December 31, 1999                17,383                --          (2,633)        15,267
                                       =========         =========       =========      =========
Stock issued for cash on November 15,
2000 @ $0.0002 per share                      25               (50)                            --

Net loss, December 31, 2000                                                (11,208)       (11,208)
                                       ---------         ---------       ---------      ---------
Balance, December 31, 2000                17,408               (50)        (13,841)         4,059
                                       =========         =========       =========      =========
Stock subscription receivable                                   50                             50

Stock issued for cash on May 14,
2001 @ $0.10 per share                     6,244                                            6,250

Stock issued for cash on May 18,
2001 @ $0.10 per share                     6,244                                            6,250

Net loss, December 31, 2001                                                (14,666)       (14,666)
                                       ---------         ---------       ---------      ---------
Balance, December 31, 2001                29,896                --         (28,507)         1,943
                                       =========         =========       =========      =========
Net loss, December 31, 2002                                                 (3,893)        (3,893)
                                       ---------         ---------       ---------      ---------
Balance, December 31, 2002                29,896                --         (32,400)        (1,950)
                                       =========         =========       =========      =========
Capital Contribution                       6,520                                            6,520

Recapitalization (note 1)               (140,153)             (300)                      (139,403)

Stock subscription issued for
consulting services                      195,445          (195,500)                            --

Net loss, December 31, 2003                                                 (6,697)        (6,697)
                                       ---------         ---------       ---------      ---------
Balance, December 31, 2003             $  91,708         $(195,800)      $ (39,097)     $(141,530)
                                       =========         =========       =========      =========

               See Notes to the Consolidated Financial Statements

                           TUGBOAT INTERNATIONAL, INC.
                          (A Development Stage Company)
                      Consolidated Statements of Cash Flows
--------------------------------------------------------------------------------

                                                                                          July 20, 1998
                                                                                           (inception)
                                                          Year Ended       Year Ended        through
                                                          December 31,     December 31,    December 31,
                                                             2003             2002            2003
                                                          -----------      -----------     -----------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss)                                       $    (6,697)     $    (3,893)    $   (39,097)
  Depreciation                                                  5,015
  (Increase) decrease in organization costs                       476               --              --
  (Increase) decrease in security deposits                       (758)              --            (758)
  (Increase) decrease in prepaid expenses                     (25,000)              --         (25,000)
  Increase (decrease) in consulting fees payables             130,000               --         130,000
  Increase (decrease) in taxes payables                           744               --             744
  Increase (decrease) in accounts payable                       7,449            2,485           9,934
  Common stock issued for services                            195,500                0         195,500
                                                          -----------      -----------     -----------
     Net cash provided by (used in) operating
      activities                                              301,714           (1,408)        276,338

CASH FLOWS FROM INVESTING ACTIVITIES
  Acquisition of property & equipment                          (6,066)              --         (11,081)
                                                          -----------      -----------     -----------
     Net cash provided by (used in) investing
      activities                                               (6,066)              --         (11,081)

CASH FLOWS FROM FINANCING ACTIVITIES
  Issuance of preferred stock                                     300               --             300
  Issuance of common stock                                        750               --           1,304
  Additional paid in capital                                 (133,633)              --        (103,737)
  Stock warrants                                               99,750               --          99,750
  Subscription receivable                                    (195,800)              --        (195,800)
                                                          -----------      -----------     -----------
     Net cash provided by (used in) financing
      activities                                             (228,633)              --        (198,183)
                                                          -----------      -----------     -----------

Net increase (decrease) in cash                                67,015           (1,408)         67,074

Cash at beginning of year                                          59            1,467              --
                                                          -----------      -----------     -----------
Cash at end of year                                       $    67,074      $        59     $    67,074
                                                          ===========      ===========     ===========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Interest paid                                           $        --      $        --     $        --
                                                          ===========      ===========     ===========
  Income taxes paid                                       $        --      $        --     $        --
                                                          ===========      ===========     ===========
SUPPLEMENTAL SCHEDULE OF NON-CASH
INVESTING AND FINANCING ACTIVITIES:
  Common stock issued for acquisition of subsidiary       $ 7,506,000      $        --     $ 7,506,000
                                                          ===========      ===========     ===========
  Preferred stock issued for acquisition of subsidiary    $   300,000      $        --     $   300,000
                                                          ===========      ===========     ===========
Stock issued for services                                 $   195,000      $        --     $   195,000
                                                          ===========      ===========     ===========

               See Notes to the Consolidated Financial Statements

                           TUGBOAT INTERNATIONAL, INC.
                          (A Development Stage Company)
                 Notes to the Consolidated Financial Statements
                             As of December 31, 2003

NOTE 1. ORGANIZATION AND DESCRIPTION OF BUSINESS

Tugboat International, Inc was incorporated in the State of Delaware, United States of America on July 20, 1998, under the Delaware Revised Statutes, Chapter 78, Private Companies. On December 11, 2003 the Company entered into a recapitalization with MidNet Inc. (a Nevada Corporation).

On December 11, 2003 Tugboat International, Inc. and MidNet, Inc. completed an Agreement and Plan of Merger whereby Tugboat International issued 7,506,000 shares of its common stock and 300,000 of its preferred stock in exchange for all of the outstanding common stock of MidNet, Inc. Immediately prior to the Agreement and Plan of Merger, Tugboat International, Inc. had 5,544,000 shares of common stock issued and outstanding. The acquisition was accounted for as a recapitalization of MidNet, Inc. because the shareholders of MidNet, Inc. controlled Tugboat International, Inc. after the acquisition. Therefore, Midnet, Inc. was treated as the acquiring entity for accounting purposes and Tugboat International, Inc. was the surviving entity for legal purposes.

The company's purpose is to provide a reliable network-operating environment within a secure private network and acts as the middle layer between telecommunication infrastructure companies, Application Service Providers and the end users. Tugboat International provides the means to move high-speed secured data, metered in gigabyte units, for a broad mix of services within Tugboat's secure environment, including:

     *    Digital media transfer
     *    Digital collaboration
     *    Security
     *    Video conferencing
     *    E-commerce transaction fulfillment
     *    Unified managing (including email)

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A. BASIS OF ACCOUNTING

The Company's financial statements are prepared using the accrual method of accounting. The Company has elected a December 31, year end.

                           TUGBOAT INTERNATIONAL, INC.
                          (A Development Stage Company)
                 Notes to the Consolidated Financial Statements
                             As of December 31, 2003

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

B. BASIC EARNINGS PER SHARE

In February 1997, the FASB issued SFAS No. 128, "Earnings Per Share", which specifies the computation, presentation and disclosure requirements for earnings
(loss) per share for entities with publicly held common stock. SFAS No. 128 supersedes the provisions of APB No. 15, and requires the presentation of basic earnings (loss) per share and diluted earnings (loss) per share. The Company has adopted the provisions of SFAS No. 128 effective July 20, 1998 (inception).

Basic net loss per share amounts is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted earnings per share are the same as basic earnings per share due to the lack of dilutive items in the Company.

C. CASH EQUIVALENTS

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

D. CONSOLIDATION

The accompanying financial statements include the accounts of the Company and its subsidiaries. Significant inter-company accounts and transactions have been eliminated in consolidation.

E. INCOME TAXES

Income taxes are provided in accordance with Statement of Financial Accounting Standards No. 109 (SFAS 109), Accounting for Income Taxes. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carry-forwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of all of the deferred tax assets will be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

                           TUGBOAT INTERNATIONAL, INC.
                          (A Development Stage Company)
                 Notes to the Consolidated Financial Statements
                             As of December 31, 2003

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

F. USE OF ESTIMATES

Preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions. These estimates or assumptions affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of expenses and gains during the reporting periods. Actual results could differ from estimates.

G. RELATED PARTY TRANSACTIONS

Related parties include directors and officers the shares. The company discloses all transactions, other than those in the ordinary course of business, with these related parties.

H. PROPERTY & EQUIPMENT

Property and equipment are recorded at cost. Minor additions renewals are expensed in the year incurred. Major additions and renewals are capitalized and depreciated over their estimated useful lives. Depreciation and amortization is calculated using straight-line and accelerated methods for income tax purposes (five years for vehicles and equipment, and seven years for office furniture).

I. DEVELOPMENT STAGE ENTERPRISE

The company is a development stage enterprise that presents its financial statements in conformity with the generally accepted accounting principles that apply to the established operating enterprises. As such, the company charges all administrative expenses to operations in the year they occur. The company capitalizes only those costs that it expects to recover through future operations and those costs are subject to a regular review for possible impairment.

As a development stage enterprise, the company discloses the deficit accumulated during the development stage and the cumulative statements of operations and cash flows from inception to December 31, 2003.

                           TUGBOAT INTERNATIONAL, INC.
                          (A Development Stage Company)
                 Notes to the Consolidated Financial Statements
                             As of December 31, 2003

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

J. FOREIGN CURRENCY

All financial information is expressed in US dollars. Financial assets and liabilities denominated in a currency other than US dollars are translated using the period end exchange rates. Revenues and expenses denominated in other than US dollars are translated using the average exchange rates for the period. Currency gains or losses are treated as a current period transaction and are reported on the operating statement.

NOTE 3.  CONSULTING FEES PAYABLE

The company entered into an agreement with two consultants on April 1, 2002 and June 1, 2002 respectively, in which the consultants agree to provide strategic planning and financial services to the company, for a fee of $5,000 each per month. During the year the company accrued $55,000 in consulting fees and terminated the consulting agreement for financial services. Cash payment of the fees shall commence once the company is successful in raising funds and the financing is in place. The consultant, at his option, will have the opportunity to take shares at a value of $1.00 US per share in lieu of cash, or a combination of cash and shares.

NOTE 4. GOING CONCERN

The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company has no current source of revenue. Without realization of additional capital, it would be unlikely for the Company to continue as a going concern. It is management's plan to seek additional capital through sale of its securities through private placements.

NOTE 5. RELATED PARTY TRANSACTION

The Company neither owns nor leases any real or personal property. A director provides office services without charge. Such costs are immaterial to the financial statements and accordingly, have not been reflected therein. The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities as they become available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

                           TUGBOAT INTERNATIONAL, INC.
                          (A Development Stage Company)
                 Notes to the Consolidated Financial Statements
                             As of December 31, 2003

NOTE 6. PROPERTY & EQUIPMENT

A summary of property and equipment, and the related depreciation expense is as follows:

                                                                    2003
                                                                  --------
     Property & Equipment
     Office Equipment                                             $ 11,081
                                                                  --------
     Total Office Equipment                                         11,081
     Accumulated depreciation                                       (5,015)
                                                                  --------
     Net Property & Equipment                                     $  6,066
                                                                  ========

NOTE 7. INCOME TAXES

a. The Company is in the development stage and has not yet earned any revenue or income. No provision for additional income tax recovery has been recorded by the company due to its losses indicating that, more likely than not, none of the deferred income tax assets will be realized.

b. Due to the company not having earned any revenue or income, it has an effective tax rate of zero percent.

c.   Losses available for deduction against future taxable income is as follows:

                                                            Loss Expiration Date
                                                            --------------------
     1998 Net Operating Income             $      0                  --
     1999 Net Operating Loss                 (2,633)                2019
     2000 Net Operating Loss                (11,208)                2020
     2001 Net Operating Loss                (14,666)                2021
     2002 Net Operating Loss                 (3,893)                2022
     2003 Net Operating Loss                 (6,697)                2023
                                           --------
     Net Operating Loss                    $(39,097)
                                           ========

                           TUGBOAT INTERNATIONAL, INC.
                          (A Development Stage Company)
                 Notes to the Consolidated Financial Statements
                             As of December 31, 2003

NOTE 7. INCOME TAXES (CONTINUED)

d.
                                                         As of December 31, 2003
                                                         -----------------------
     Deferred tax assets:
     Net operating tax carryforwards                             $ 5,865
     Other                                                             0
                                                                 -------
     Gross deferred tax assets                                     5,865
     Valuation allowance                                          (5,865)
                                                                 -------

     Net deferred tax assets                                     $     0
                                                                 =======

Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carry-forwards are expected to be available to reduce taxable income. As the achievement of required future taxable income is uncertain, the Company recorded a valuation allowance.

NOTE 8. STOCK TRANSACTIONS

For transactions with other than employee's stock issuance are in accordance with paragraph 8 of SFAS 123, where issuance's shall be accounted for based on the fair value of the consideration received. Transactions with employee's stock issuance are in accordance with paragraphs (16-44) of SFAS 123, where issuance's shall be accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliable measurable.

On July 20, 1998, the Company issued 5,000,000 shares of common stock for cash valued at $0.0001 per share.

On March 20, 1999, the Company issued 169,000 shares of common stock for cash valued at $0.0001 per share.

On November 15, 2000, the Company issued 250,000 shares of common stock for cash valued at $0.0002 per share.

On May 14, 2001, the Company issued 62,500 shares of common stock for cash valued at $0.10 per share.

On May 18, 2001, the Company issued 62,500 shares of common stock for cash valued at $0.10 per share.

                           TUGBOAT INTERNATIONAL, INC.
                          (A Development Stage Company)
                 Notes to the Consolidated Financial Statements
                             As of December 31, 2003

NOTE 8. STOCK TRANSACTIONS (CONTINUED)

On December 11, 2003 the stockholders approved the acquisition of MidNet, Inc. a Nevada corporation for 7,506,000 shares of common stock and 300,000 shares of preferred stock.

On December 30, 2003, the Company issued a stock subscription of 550,000 in common stock a stock for consulting services.

NOTE 9.  STOCKHOLDERS' EQUITY

The stockholders' equity section of the Company contains the following classes of capital stock as of December 31, 2003.

Preferred stock, $ 0.001 see above note on discrepancy par value; 20,000,000 shares authorized; 300,000 and -0- shares issued and outstanding as of 2003 and 2002, respectively.

Common stock, $ 0.0001 par value; 80,000,000 shares authorized; 13,600,000 and 5,544,000 shares issued and outstanding as of 2003 and 2002, respectively.

NOTE 10. ISSUANCE OF SHARES FOR SERVICES

In accordance with SFAS 8 the valuation of shares for services is based on the fair market value of services received or rendered, whichever is more reliably measurable.

A total of 550,000 shares of common stock were issued for consulting services for the year ended December 31, 2003.

NOTE 11. ISSUANCE OF SHARES FOR SERVICES - STOCK OPTIONS

The company has a nonqualified stock option plan, which provides for the granting of options to key employees, consultants, non-employees and directors of the Company. The valuations of shares for services are based on the fair market value of services. The Company has elected to account for the stock option plan in accordance with paragraph 30 of SFAS 123 were the compensation to employees should be recognized over the period(s) in which the related employee services are rendered. In accordance with paragraph 19 of SFAS 123 the fair value of a stock option granted is estimated using an option-pricing model.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

    De Visser & Company, Chartered Accountants, 401-905 West Pender Street, Vancouver, B.C. Canada V6C 1L6, was the Company's auditor from inception through December 31, 2000.

    On December 31, 2001, we dismissed De Visser & Company, Chartered Accountants as our independent auditor. None of De Visser & Company's reports for either of the past two years ended December 31, 2000 or thereafter contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principle. We engaged Arthur Andersen LLP as our independent auditors on January 1, 2001. Our decision to change auditors was approved by our Board of Directors.

    During our fiscal year ended December 31, 2000, and through the date of this prospectus, there were no disagreements with De Visser & Company on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of De Visser & Company would have caused it to make reference thereto in its report on the financial statements for such year.

    During the fiscal year ended December 31, 2000, and through the date of this report, De Visser & Company did not advise us with respect to any of the matters described below:

     (a) lack of internal controls necessary for us to develop reliable financial statements;

     (b) any information that has come to the attention of our auditors that has led them to no longer be able to rely on management's representations or that has made them unwilling to be associated with the financial statements prepared by management; or

     (c) any need to expand significantly the scope of our auditors' audit or information that has come to our auditors' attention during the two financial years prior to and preceding the change in our independent auditors that, if further investigated, would:

          (i) materially impact the fairness or reliability of the previously issued audit report or the financial statements issued or covering that period; or

          (ii) cause our auditors to become unwilling to rely on management's representations or that has made them unwilling to be associated with our financial statements, or due to the replacement of DeVisser & Co. or any other reason, our auditors did not so expand the scope of the audit or conduct such further investigation; or

     (d) any information that has come to their attention that has led them to conclude that such information materially impacts the fairness or reliability of the audit reports or the financial statements issued covering the two financial years prior to and preceding the change in our independent auditors (including information that, unless resolved, to the satisfaction of such auditors, would prevent it from rendering an unqualified audit report on those financial statements) and due to the replacement of De Visser & Company or any other reason, any issue has not been resolved to such auditors' satisfaction prior to De Visser & Company replacement.

    Registrant retained Armando C. Ibarra, Certified Public Accountant as its Auditor, commencing January 1, 2001, because it wanted a U.S.-based auditor. Our decision to change auditors was approved by our Board of Directors.

    During the two previous fiscal years, the auditor expressed no adverse opinion, nor was any audit qualified or modified. There were no disagreements of any kind between registrant and De Visser & Company, or its current auditor.

                                4,436,335 SHARES

                                   MIDNET, INC.

                                  COMMON STOCK

                               -------------------

                               P R O S P E C T U S

                               -------------------

                                 _________, 2004




DEALER PROSPECTUS DELIVERY REQUIREMENT

    Until __________________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                    PART II


INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 145 of the General Corporation Law of the State of Delaware provides that a Delaware corporation has the power, under specified circumstances, to indemnify its directors, officers, staff, and agents, against expenses incurred in any action, suit, or proceeding. There are no specific provisions regarding indemnification in either our Articles or the Bylaws.

    We have not sought or obtained any director or officer insurance coverage or made any other arrangements for the funding of any indemnification obligation we might incur under the terms of Delaware law.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The following table is an itemization of all expenses, without consideration to future contingencies, incurred or expected to be incurred by our corporation in connection with the issuance and distribution of the securities being offered by this prospectus. Items marked with an asterisk (*) represent estimated expenses.
We have agreed to pay all the costs and expenses of this offering. Selling Security Holders will pay no offering expenses.

           ITEM                                          EXPENSE
           ----                                          -------
  SEC Registration Fee                                 $  2,219.62
  Legal Fees and Expenses                              $  5,000.00
  Accounting Fees and Expenses                         $  1,500.00
  Miscellaneous*                                       $  1,280.38
                                                       -----------
  Total                                                $ 10,000.00
                                                       ===========

RECENT SALES OF UNREGISTERED SECURITIES.

    The following sets forth certain information concerning the currently outstanding securities of the Company which were sold or issued by the Company during the last two years without the registration of the securities under the Securities Act in reliance on exemptions from such registrations requirements.

    From July 1998 through March 2004, we issued 16,754,335 shares of our Common Stock, par value, $.001 per share, under exemptions from registration provided in Regulation D promulgated under the Securities Act and/or Section 4(2) of the Securities Act of 1933, as amended. No underwriters were used in these transactions, and no fees or commissions were paid to anyone.

    On July 20, 1998, the Company issued 5,000,000 shares of common stock for $1,000.00 cash. The stock was issued in reliance on an exemption from registration for non public offerings contained in section 4 (2) of the Securities Act of 1933, as amended. These securities were sold directly by the Company. The offerings were conducted without engaging in any advertising or general solicitation of any kind and without payment of underwriting discounts or commissions to any person.

    Between February 11, 1999 through March 20, 1999, the Company sold 169,000 common shares to 45 persons at $0.10 per share for a total of $16,900. The shares were issued on March 20, 1999. The shares were sold in reliance on an exemption from registration contained in Regulation D, Rule 504 of the

Securities Act of 1933, as amended. These securities were sold directly by the Company. The offerings were conducted without engaging in any advertising or general solicitation of any kind and without payment of underwriting discounts or commissions to any person.

    On November 15, 2000, the Company issued 250,000 shares of common stock for cash valued at $0.0002 per share. To the extent U.S. securities laws were applicable to the issuance, the issuance was made in reliance upon Rule 506 under Regulation D, and/or under Section 4(2) of the Securities Act of 1933, as amended, as a private transaction, not involving a public offering. These securities were sold directly by the Company. The offerings were conducted without engaging in any advertising or general solicitation of any kind and without payment of underwriting discounts or commissions to any person.

    On May 14, 2001, the Company issued 62,500 shares of common stock for cash valued at $0.10 per share. To the extent U.S. securities laws were applicable to the issuance, the issuance was made in reliance of Rule 506 under Regulation D and/or under Section 4(2) of the Securities Act of 1933, as amended, as a private transaction, not involving a public offering. These securities were sold directly by the Company. The offerings were conducted without engaging in any advertising or general solicitation of any kind and without payment of underwriting discounts or commissions to any person.

    On May 18, 2001, the Company issued 62,500 shares of common stock for cash valued at $0.10 per share. To the extent U.S. securities laws were applicable to the issuance, the issuance was made in reliance of Rule 506 under Regulation D and/or under Section 4(2) of the Securities Act of 1933, as amended, as a private transaction, not involving a public offering. These securities were sold directly by the Company. The offerings were conducted without engaging in any advertising or general solicitation of any kind and without payment of underwriting discounts or commissions to any person.

    On December 11, 2003 the stockholders approved the acquisition of MidNet, Inc. a Nevada corporation for 7,506,000 shares of common stock and 300,000 shares of preferred stock. To the extent U.S. securities laws were applicable to the issuance, the issuance was made in reliance of Rule 506 under Regulation D and/or under Section 4(2) of the Securities Act of 1933, as amended, as a private transaction, not involving a public offering. In addition, options for the four (4) members of the MidNetNV Advisory Board and two consultants to MidNetNV (one of whom was a former officer of MidNetNV) to acquire 1,260,000 restricted shares of MidNetNV, at an exercise price of $.50 per share, were exchanged for options to acquire 1,260,000 restricted shares of Tugboat, at an exercise price of $.50 per share, on the same terms and conditions of the MidNetNV options. The options are currently held by the same six (6) persons, who are now the four (4) members of our Advisory Board, one former consultant and former officer of MidNetNV, and one of our officers, Mr. Locke. As of March 31, 2004, none of these options to purchase 1,260,000 restricted shares have been exercised.

    On December 30, 2003, the Company issued 550,000 in common stock to an individual (U.S. citizen) as full consideration for consulting services, pursuant to a Form S-8, filed December 18, 2004. The services include computer consulting services to develop and expand registrant's business operations and provide general business consulting services to registrant. None of the services relate to the offer or sale of securities in a capital raising transaction or the direct or indirect promotion or maintenance of a market for the registrant's securities.

    In December, 2003, the Company issued warrants to purchase up to 2,000,000 shares of the Company's restricted Common Stock, at an exercise price of $.75 per share. Subsequent to December 31, 2003, and as of March 31, 2004, the holders of 1,535,000 warrants, consisting of 41 separate and unrelated holders, have exercised their warrants to acquire 1,535,000 shares of the Company's restricted Common Stock, at a price of $.75 per share. 1,535,000 shares have been issued based upon this exercise. Based upon the exercise of the warrants, as of March 31, 2004, the Company has received a total of US$1,151,250. None of the warrants were issued to or held by affiliates of the registrant. None of the shares of Common Stock issued upon exercise of the warrants were issued to, or are held by affiliates, either directly or indirectly. The Warrants expire and become worthless on December 19, 2004.

    In March 2004, the Company issued 100,000 shares of restricted Common Stock to Tom Locke, an officer of the Company, in lieu of and as consideration for US$100,000 owed to Mr. Locke pursuant to his consulting agreement with the Company. The shares were valued at $1.00 per share. To the extent U.S. securities laws were applicable to the issuance, the issuance was made in reliance of Rule 506 under Regulation D and/or under Section 4(2) of the Securities Act of 1933, as amended, as a private transaction, not involving a public offering. These securities were sold directly by the Company. The offering was conducted without engaging in any advertising or general solicitation of any kind and without payment of underwriting discounts or commissions to any person.

    The foregoing transactions are exempt from the registration provisions of the Securities Act of 1933, as amended, by reason of exemptions from registration afforded by Section 4 (2) thereof as constituting private transactions not involving a public offering. The transfer thereof has been appropriately restricted by the Company. The offers and sales should not be integrated with the public offering herein in reliance upon the safe harbor interpretation of Rule 152 under which it is the view of the Staff of the SEC that the filing of a registration statement following an offering otherwise exempt under Section 4 (2) does not vitiate the exemption in that Section.

EXHIBITS

Exhibit
Number               Exhibit Description
-------              -------------------
 3.1       Articles of Incorporation*
 3.1.1     Amendment to Articles, dated March 17, 2004
 3.2       Bylaws*
 4         Instrument Defining the Right of Holders - Share Certificate*
 4.1       Warrant Agreement
 5         Legal Opinion- Michael J. Morrison, Chtd.
 10.1 Employment Agreement between Peter Fentiman and Registrant, dated March 1, 2004
 10.2      Employment Agreement between Tilo Kunz and Registrant, dated
           March 1, 2004
 10.3 Employment Agreement between Ruedi Aschwanden and Registrant, dated March 1, 2004
 10.4 Independent Contractor Agreement between Tom Locke and Registrant, dated June 30, 2002
 23        Consent of Experts- Armando C. Ibarra, CPA
 99        Office Lease, dated January 1, 2004

----------
*   Previously filed with original 10-SB-12g, filed January 2, 2001.

                                  UNDERTAKINGS

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against these liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by the director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether this indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    The undersigned Registrant undertakes:

1. To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

     a. Include any prospectus required by Section 10(a)(3)of the Securities Act of 1933;

     b. Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement;

     c. Include any additional or changed material information on the plan of distribution.

2. That, for determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3. To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

4. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission the indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

5. In the event that a claim for indemnification against the liabilities, other than the payment by the Registrant of expenses incurred and paid by a direct- or, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding, is asserted by the director, officer or controlling person in connection with the securities being registered by this registration statement, will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether the indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.

6. For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be a part of this Registration Statement as of the time it was declared effective.

7. For the purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

    In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing of Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned President, in the City of North Vancouver, B.C., Canada, on this 31st day of March, 2004.

                               MidNet, Inc.


                               By: /s/ PETER FENTIMAN
                                  ----------------------------------
                                  Peter Fentiman, President

Date: March 31, 2004

    In accordance with the requirements of the Securities act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

/s/ PETER FENTIMAN                        /s/ KEN FASNACHT
---------------------------               ---------------------------------
Peter Fentiman                            Ken Fasnacht

    Title: President & Director           Title: Treasurer, Chief Accounting &
    Date:  March 31, 2004                        Financial Officer and Secretary
                                          Date:  March 31, 2004

/s/ RUEDI ASCHWANDEN
    ------------------------
    Ruedi Aschwanden

    Title: Chief Technology Officer & Director
    Date:  March 31, 2004